Exhibit 10.1
Execution Copy
OTC LICENSE AGREEMENT
By and Between
SANTARUS, INC.
and
SCHERING-PLOUGH HEALTHCARE PRODUCTS, INC.
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OTC LICENSE AGREEMENT
     This OTC License Agreement (the “Agreement”), dated the 17th day of October, 2006, is by and between Santarus, Inc., a Delaware corporation having offices at 10590 West Ocean Air Drive, Suite 200, San Diego, CA 92130 (“Santarus”), and Schering-Plough Healthcare Products, Inc., a Delaware corporation having offices at 556 Morris Avenue, Summit, NJ 07901-1330 (“Schering”) (each a “Party” and collectively, the “Parties”).
RECITALS
     Whereas, Santarus has developed, manufactures, markets and sells a line of pharmaceutical products based on proton pump inhibitors in combination with one or more buffering agents under the Zegerid® brand and available by prescription;
     Whereas, Schering is interested in developing, marketing and selling a version of those products for the OTC market to provide consumers with easier access to therapeutic relief for certain health conditions; and
     Whereas, Schering has experience and expertise in developing, marketing and selling pharmaceutical products for the OTC market and in successfully establishing brand strength; and
     Whereas, Santarus is interested in licensing Schering to utilize its resources and capabilities, in coordination with Santarus and subject to the terms and conditions set forth herein, to develop and commercialize OTC versions of its Zegerid brand products for the OTC market in the Territory; and
     Whereas, Santarus and Schering are interested in establishing a relationship pursuant to which Santarus shall grant to Schering certain rights and licenses under the Santarus IP to develop, manufacture, market and sell Licensed Products for Licensed Indications in the Field and Territory; and
     Whereas, Schering and Santarus are interested in entering into an exclusive arrangement, as set forth more specifically in this Agreement, to benefit both the OTC products developed and commercialized by Schering hereunder and Zegerid brand prescription products developed and commercialized by Santarus, in each case using the Product Marks and/or Santarus Marks, and to help maximize brand value in the Territory; and
     Whereas, Santarus and Schering wish to establish a joint steering committee as set forth herein to monitor Schering’s development and commercialization of Licensed Products for the OTC market, and to facilitate communications between them regarding development and commercialization of the Licensed Products for the OTC market and Santarus’ Prescription Products, and to provide a venue for discussion and/or approval of certain activities of Schering under the Santarus IP and concerning the Licensed Products in the Territory in order to ensure that Schering is not exceeding the scope of its license grant by taking actions that are likely to reduce the market for Prescription Products bearing the Santarus Marks and would not otherwise be permitted under this Agreement.
     NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows.

ARTICLE 1
DEFINITIONS
     All references to Exhibits, Articles and Sections shall be references to Exhibits, Articles and Sections of this Agreement. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. In addition, except as otherwise expressly provided herein, the following terms in this Agreement shall have the following meanings:
     1.1 “Adverse Event” means any undesirable event or experience associated with the use of a medicinal product, including a biological product or medical device in humans, whether or not expected, and whether or not considered related to or caused by the product, including, but not limited to, an event or experience that occurs: in the course of the use of the product in professional practice; from overdose whether accidental or intentional; from abuse; from withdrawal; or from a failure of expected pharmacological or biological therapeutic action of the product.
     1.2 “Affiliate” means any corporate or other entity which, directly or indirectly, controls, is controlled by, or is under common control with such party where “control” means the ownership of more than 50% of the voting shares of a corporation, or ability to control the management decisions thereof, or decision-making authority as to an unincorporated entity.
     1.3 “Business Day” means a day other than a Saturday, Sunday, bank or other United States Government holiday.
     1.4 “Combination Product(s)” means any product containing both a Licensed Product and one or more other pharmaceutically active agents or active ingredients that do not constitute a Licensed Product. For purposes of this definition, the omeprazole and buffering agent(s) contained in a Product shall not be considered to be “pharmaceutically active agents or active ingredients that do not constitute a Licensed Product”.
     1.5 “Confidential Information” shall have the meaning ascribed to it in Section 8.1.
     1.6 “Control” or “Controlled” means, with respect to any Santarus IP or Schering Incorporated IP, possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant the licenses or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.
     1.7 “Effective Date” means the date upon which the applicable waiting period under the HSR Act expires or is earlier terminated.
     1.8 “FDA” means the United States Food and Drug Administration.
     1.9 “Field” means all therapeutic uses and Indications in humans for which a physician’s prescription is not required. This may be used interchangeably with the phrase “OTC market”.
     1.10 “First Commercial Sale” means the date of the first, bona-fide, arms-length commercial sale (other than for purposes of clinical trials, regulatory approval, compassionate use or test marketing) of a Licensed Product after Marketing Approval in the Field in the Territory by or on behalf of Schering, an Affiliate or Sublicensee.

     1.11 “Formulation” means, with respect to a Product, a pharmaceutically acceptable composition differing from other forms of such Product by choice of excipients (e.g., added flavoring), route of administration (e.g., oral versus cutaneous), release rate of the active pharmaceutical ingredient and/or dosage form (e.g., liquid versus capsule). For clarity, “Formulations” of a Licensed Product shall exclude versions of such Licensed Product differing in strength or dosage amount of omeprazole.
     1.12 “Hatch-Waxman Act” means the U.S. Federal Drug Price Competition and Patent Term Restoration Act of 1984, as amended.
     1.13 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     1.14 “Indication” means a medical condition for which a pharmaceutical product is intended to be used. With respect to Licensed Products, Indications are approved by a Regulatory Authority (whether by monograph or NDA) and stated on packaging materials, labels and/or labeling accompanying the Product.
     1.15 “Initial Indication” means the short term (rather than chronic) prevention, treatment and relief of heartburn and frequent heartburn in adults (18 years or older).
     1.16 “Initial Product” means Formulations of the Licensed Product containing a 20 mg dose of omeprazole formulated in combination with one or more buffering agents and that, as of the date of this Agreement, are being marketed or are in development by Santarus (which are the capsule, caplet, chewable tablet, or powder for oral suspension Formulations).
     1.17 “Licensed Indications” means (i) the Initial Indication, and (ii) any other Indications for Licensed Products that are approved in accordance with Section 2.6 and Section 2.6.4, as applicable.
     1.18 “Licensed Product(s)” means any of the following OTC Products: (i) Products containing a 20 mg dose of omeprazole and no other PPI, (ii) Products containing omeprazole (and no other PPI) at doses other than 20 mg, if any, that have been approved in accordance with Section 2.6 and Section 2.6.4, as applicable, and (iii) Combination Products that are approved in accordance with Section 2.6 and Section 2.6.4, as applicable.
     1.19 “Managed Care Market” means health maintenance organizations, private health insurers, pharmaceutical benefits managers, government payors (including Medicare Part D), long-term care providers, organized employer formularies and group purchasing organizations and other organized buyer groups, which group purchasing organizations and other organized buyer groups are not themselves retailers, wholesalers or other distributors of Licensed Products.
     1.20 “Marketing Approval” means any approval, product and/or establishment license, registration or authorization of any Regulatory Authority necessary for the commercial manufacture, use, storage, import, export, transport, distribution, marketing or sale of a Product.
     1.21 “Marketing Commitment” means the out-of-pocket amount incurred by Schering to market the first Licensed Product (in each case, to the extent not deducted from gross sales in determination of Net Sales), including marketing programs, consumer promotions, consumer advertising, consumer events, product public relations (excluding general corporate public relations), product display and trade promotion, as well as Emerging Issues Task Force (EITF) trade and consumer allowances.
     1.22 “Missouri Agreement” means that certain license agreement between Santarus and the Curators of the University of Missouri dated January 26, 2001, as amended.

     1.23 “NDA” means a New Drug Application filed with the FDA, for approval by such agency for the sale of a pharmaceutical product in the United States pursuant to the Federal Food, Drug and Cosmetics Act, as amended from time to time, and the rules, regulations and guidelines promulgated thereunder, as well as the equivalent in any other country in the Territory. This expressly includes so called “ANDAs” and “505(b)(2)” NDA forms.
     1.24 “Net Sales” means the gross amount charged by Schering and its Affiliates and Sublicensees to Third Parties for the sales of Licensed Products in the Territory, less the following deductions to the extent included within the gross sales amounts (determined in accordance with generally accepted accounting principles in the United States), if any:
     (a) [***];
     (b) [***];
     (c) [***]; and
     (d) [***].
Net Sales shall not include sales of Licensed Products between and among Schering and its Affiliates and Sublicensees; provided, however, that Net Sales shall include the amounts invoiced by Schering, its Affiliate or Sublicensee upon any resale of such Licensed Products to a Third Party.
     1.25 “OTC Product” means all Formulations, dosages, package sizes and configurations and types of Products for which a prescription from a health care practitioner is not required in order to dispense, purchase or use such Product in the Territory.
     1.26 “PPI” means proton pump inhibitor.
     1.27 “PPI Pharmaceutical Product” means [***].
     1.28 “Prescription Product(s)” means all Formulations, dosages, package sizes and types of Products for which a prescription from a health care practitioner is required in order to dispense, purchase or use such Product in the Territory.
     1.29 “Product(s)” means pharmaceutical compositions containing any one or more PPIs in combination with one or more buffering agents, which pharmaceutical compositions provide for immediate release of the PPI included in such product, including (i) any prodrugs and metabolites, and all esters, salts, hydrates, solvates, polymorphs and isomers of any of the above, (ii) chemical analogs, and (iii) Formulations (including tablets, chewable tablets, capsules, caplets, liquid forms and powders for oral suspensions) of any of the above.
     1.30 “Product Marks” means the US and non-US trademark registrations and trademark applications and common law rights, in the Territory, in (i) up to five (5) product names selected by Schering on or before November 30, 2006, on written notice to Santarus, from the list of product names set forth in Exhibit A (and corresponding domain names for such selected product names) and (ii) any additional names or marks for identifying the Licensed Products containing the name “Zegerid” in combination with other words or symbols (and/or corresponding domain names) as may be agreed to by the JSC from time to time.
     1.31 “Product Quality Complaint” means any written, electronic or oral communication that alleges deficiencies related to the identity, strength, quality or purity of a Product after it is released for commercial use.
     1.32 “Regulatory Authority” means a federal, national, multinational, or other regulatory agency or governmental entity involved in the granting of marketing approval for a pharmaceutical product in a country (e.g., the FDA).

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     1.33 “Regulatory Filing” means any written application, submission, notice or other filing made to an applicable Regulatory Authority in a country in the Territory: (i) seeking Marketing Approval for the commercial manufacture, use, storage, import, export, transport, distribution, marketing or sale of a Product, as well as an Investigational New Drug Application (as defined in the Federal Food, Drug and Cosmetics Act, as amended from time to time, and the rules, regulations and guidelines promulgated thereunder); or (2) that is required to be filed with the FDA before beginning clinical testing of a pharmaceutical product in human subjects; or (3) any successor application or procedure; or (4) non-U.S. equivalents to any of the foregoing; and (5) all supplements and amendments that may be filed with respect to any of the foregoing.
     1.34 “Santarus Know-How” means all proprietary materials, ideas, inventions, data, instructions, processes, formulas, expert opinions and information that in each case are disclosed hereunder and both: (a) owned or Controlled by Santarus; and (b) reasonably necessary for practice of the Santarus Patents as licensed to Schering herein and/or the development, testing, use, manufacture or sale of Licensed Products in the Field in the Territory in accordance with this Agreement. Santarus Know-How includes data generated in pre-clinical and clinical studies (including post-approval studies), information contained in Regulatory Filings, communications and correspondence with Regulatory Authorities, and product development and manufacturing data, in each case which relate to Licensed Products in the Field and are reasonably necessary for Schering’s practice of the rights and licenses granted to it hereunder. Santarus Know-How that is Controlled by Santarus through an in-license from a Third Party is included herein to the extent Santarus has rights to such Know-How, and subject to the applicable terms and conditions set forth in the applicable in-license.
     1.35 “Santarus Marks” means all US and non-US trademarks, and trademark applications and registrations, in the Territory consisting of the name “Zegerid” and any other trademark or domain name (other than the Product Marks) containing the name “Zegerid,” or a close variant or derivative thereof, alone or in combination with other words or symbols, whether registered or unregistered, and all common law rights, applications and registrations in the foregoing, in each case which are owned or Controlled by Santarus as of the date of this Agreement or during its term. “Santarus Marks” shall also mean such other name or mark as may be used by or under authority of Santarus for Products in the Zegerid line in the event that regulatory or legal action causes Santarus to cease use of the name “Zegerid”
     1.36 “Santarus Patents” means: (i) the patents and patent applications listed in Exhibit B, including those in-licensed by Santarus in the Missouri Agreement; and (ii) all additional patent applications and patents owned or Controlled by Santarus in the Territory which are directed to pharmaceutical products containing one or more PPIs with one or more buffering agents and which pharmaceutical products provide for immediate release of the PPI included in such product, except as otherwise provided in Section 6.3.2. With respect to the patents and patent applications described in each of (i) and (ii) above, the term “Santarus Patents” also includes any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; in each case that is in the Territory. Santarus Patents that are Controlled by Santarus through an in-license from a Third Party are included herein to the extent Santarus has rights to such Santarus Patents, and subject to the applicable terms and conditions set forth in the applicable in-license. With respect to patents and patent applications, if any, within the Santarus Patents that are owned by a Third Party and licensed to Santarus pursuant to a license agreement executed after the Effective Date of this Agreement, such patents and patent applications shall only be included within Santarus Patents, and sublicensed to Schering under this Agreement, if Schering agrees in writing to reimburse

Santarus for all royalties and other amounts that Santarus would be obligated to pay thereunder with respect to Schering’s activities hereunder on account of such sublicense. Notwithstanding the foregoing, “Santarus Patents” shall not include the patents and patent applications indicated as “Excluded Patents” on Exhibit B, or any addition, continuation, continuation-in-part or division thereof or substitute application therefor, or any patent issued with respect to such patent application(s), reissues, extensions or patent term extensions of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent.
     1.37 “Santarus IP” means the Santarus Patents, Santarus Know-How and Santarus Marks.
     1.38 “Schering Incorporated IP” means Schering Patents and Schering Know-How utilized during the term of this Agreement that are necessary for, or used in, the manufacture, use or sale of, and/or are incorporated into, Licensed Products as manufactured, used or sold by Schering or its Affiliates or Sublicensees, including without limitation clinical, stability and other data concerning such Licensed Products within the Schering Know-How.
     1.39 “Schering Know-How” means all proprietary materials, ideas, inventions, data, instructions, processes, formulas, expert opinions and information that in each case are disclosed hereunder and are both: (a) owned or Controlled by Schering or any of its Affiliates; and (b) used in or for Licensed Products in the Territory and are useful for practice of the Schering Patents or for the development, testing, use, manufacture or sale of Prescription Products in the Territory. Schering Know-How includes data generated in pre-clinical and clinical studies (including post-approval studies), information contained in Regulatory Filings, communications and correspondence with Regulatory Authorities, and product development and manufacturing data.
     1.40 “Schering Marks” means all US and non-US trademarks, and trademark applications and registrations, other than the Product Marks, in the Territory used in connection with the Licensed Products and any other trademark, trade dress or domain name, other than the Product Marks, used in connection with the Licensed Products including logos, designs, slogans, and graphics, packaging design and trade dress, whether registered or unregistered, and all common law rights, applications and registrations therefore, in each case which are owned or Controlled by Schering as of the date of this Agreement or during its term.
     1.41 “Schering Patents” means all patent applications and patents owned or Controlled by Schering or any of its Affiliates as of the date of this Agreement or during its term and claiming compositions of matter, methods of use or methods of manufacture of Licensed Products as developed, manufactured or sold by Schering or its Affiliates or Sublicensees. The term “Schering Patents” also includes any addition, continuation, continuation-in-part or division thereof or any substitute application therefore; any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent. With respect to patents and patent applications, if any, within the Schering Patents that are owned by a Third Party and licensed to Schering pursuant to a license agreement executed after the Effective Date of this Agreement, such patents and patent applications shall only be included within Schering Patents, and sublicensed to Santarus under this Agreement, if Santarus agrees in writing to reimburse Schering for all royalties and other amounts that Schering would be obligated to pay with respect to Santarus’ activities hereunder on account of such sublicense.
     1.42 “Sublicensee” means a Third Party to which Schering or its Affiliates have granted a sublicense under the licenses conveyed to Schering under the Santarus IP as set forth in Article 4 to make, have made, use, sell, offer for sale, or import a Licensed Product in the Field in the Territory. As used in this Agreement, Sublicensee shall also include a Third Party to whom Schering or its Affiliates have granted, directly or indirectly, the right to distribute a Licensed Product, provided that such Third Party has the responsibility for marketing and/or promotion of a Licensed Product within the markets/territory(ies) for which such distribution rights are granted. For the avoidance of doubt, wholesalers, sales brokers and retailers who do not have such responsibilities shall not be deemed to be Sublicensees. Contract manufacturers shall not be deemed to be Sublicensees.
     1.43 “Territory” means the United States (including its territories and possessions) and Canada.
     1.44 “Third Party” means any entity other than Santarus or Schering or any of their respective Affiliates.
     1.45 “Valid Claim” means any claim in an issued and unexpired Santarus Patent that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, with such decision being unappealable or unappealed within the time allowed for appeal.
ARTICLE 2
RELATIONSHIP MANAGEMENT
     2.1 Joint Steering Committee. Promptly after the Effective Date, Santarus and Schering shall establish a joint steering committee (“Joint Steering Committee” or “JSC”) with the functions and powers set forth in Section 2.6, below, and such other functions and powers as are expressly set forth in this Agreement or agreed in writing by the Parties. The JSC shall be comprised of three (3) representatives from each of Santarus and Schering, selected by such Party, with each Party designating at least one (1) representative who shall be at the Vice President level or above. Subject to the foregoing provisions of this Section, Santarus and Schering may each replace their JSC representatives at any time, with prior written notice to the other Party. JSC members may be employees of a Party’s Affiliate. Each Party’s initial representatives on the JSC are indicated on Exhibit C.
     2.2 Meetings. Until the later of the third (3rd) anniversary of the Effective Date and the date of Schering’s first Marketing Approval in the Territory for the first Licensed Product, the JSC shall meet quarterly, and thereafter semi-annually, or at other times agreed to by the Parties, to review and discuss Schering’s manufacturing, development, marketing and other commercialization activities in connection with Licensed Products in the Field (including, without limitation, the planning and performance of clinical trials and planning and preparation of Regulatory Filings), as well as to coordinate manufacturing, development and marketing plans for Licensed Products and Prescription Products bearing the Santarus Marks. The JSC shall meet in person, or in such other manner (e.g., by telephone or videoconference) and at such times as the Parties may mutually agree, provided that at least half the meetings per calendar year take place in person, and such in-person meetings shall alternate between the facilities of the Parties unless the JSC agrees otherwise. Each Party shall inform the other of its proposed agenda items, to the extent reasonably practicable, at least one (1) week in advance of each meeting of the JSC. Each Party shall bear its own personnel, travel, and lodging expenses relating to JSC meetings. Members of the JSC may be represented at any meeting by a designated substitute; provided at least one (1) representative of each Party at each meeting shall be at the Vice President level or above. Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in JSC meetings, subject to the confidentiality provisions of Article 8. Any approval, determination or other action agreed to by all of the members of the JSC present at the relevant JSC meeting shall be the approval, determination or other action of the JSC, provided that at least two representatives of each Party are present at such meeting. Schering and Santarus shall each name a representative on the JSC as its “Co-Chair,” and such persons shall serve as the primary contact for such Party with respect to JSC matters. The meetings of the JSC shall be chaired by the Schering and Santarus Co-Chairs in an alternating manner, beginning with Santarus.
     2.3 Minutes and Reports. The JSC shall be responsible for keeping accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Within ten (10) Business Days of each meeting, the Alliance Coordinator from the same Party that provided the Chair for that JSC meeting shall prepare and distribute to the Parties draft minutes of such meeting, which shall describe in reasonable detail, any issues requiring resolution and any proposed decisions and actions taken, and the Parties shall provide comments to such drafts within ten (10) Business Days after receipt. The minutes and written report shall not be final until agreed to by the Parties’ Co-Chairs. All records of the JSC shall be available to both Parties.
     2.4 Subcommittees.
          2.4.1 General. From time to time, the JSC may establish one or more subcommittees to oversee particular projects or activities related to Licensed Products, and such subcommittees will be constituted as the JSC agrees. The subcommittees shall be responsible to oversee activities and developments within areas delegated to them by the JSC and to make decisions regarding matters within the purview of such subcommittee. The subcommittees shall have no binding decision-making authority unless the JSC expressly delegates decision-making authority regarding specified matters to such subcommittee in writing, in which event decisions of such subcommittee shall be ratified or overruled promptly by the full JSC. The Parties may replace their respective subcommittee representatives at any time, upon prior written notice to the other Party. The subcommittee chairs shall be responsible for preparing the meeting agendas and minutes. Such minutes shall be distributed to the Parties for comment in draft form within ten (10) Business Days following each meeting, which shall describe in reasonable detail any issues requiring resolution and any proposed decisions and actions, and the Parties shall provide comments to such drafts within ten (10) Business Days after receipt thereof. The minutes shall not be final until agreed by both Parties’ representatives on the subcommittee. Final minutes shall be promptly distributed to the Parties. Each Party shall bear its own personnel and travel costs and expenses relating to subcommittee meetings. With the consent of the Parties, other representatives of Santarus or Schering may attend subcommittee meetings as non-voting observers. Any issue within the purview of such a subcommittee that is not settled or determined by the applicable subcommittee shall be submitted to the JSC for resolution. The Chair of each subcommittee shall report on subcommittee efforts at each JSC meeting, and either Party may invite its own representatives on such subcommittee to also report on such efforts.
          2.4.2 Initial Subcommittees. The Parties agree that they initially shall form a Development Subcommittee and a Marketing Subcommittee, each comprised of two (2) members from each Party with expertise and experience in the applicable area. Schering shall chair each of the subcommittees unless the JSC agrees otherwise. Each Party’s initial representatives on the Development Subcommittee and the Marketing Subcommittee are indicated on Exhibit C. The Development Subcommittee shall facilitate communication, coordination and review between the Parties of matters relating to development of Licensed Products and regulatory affairs. Unless the JSC delegates such matters to another subcommittee, the Development Subcommittee shall be responsible to facilitate communication, coordination and review between the Parties of matters relating to manufacture of Licensed Products. The Marketing Subcommittee shall facilitate communication, coordination and review between the Parties of matters relating to commercialization and marketing of Licensed Products. The subcommittees shall meet no less frequently than the JSC, in advance of each JSC meeting.
     2.5 Decision-Making. Decisions of the JSC shall be made by unanimous vote of the members present in person or by other means (e.g., teleconference) at any meeting. At least two JSC representatives from each Party must participate in a meeting of the JSC in order for there to be a quorum for such meeting. The Parties shall use good faith efforts to reach consensus on all issues requiring a JSC decision. In the event that the members of the JSC cannot reach unanimous agreement on a particular issue requiring their decision within thirty (30) days (or such shorter time as may be reasonably required by the Party whose actions are subject to that decision) after the meeting at which agreement was requested, then the issue shall be referred to Schering’s Chairman (or the acting head) of its Consumer Division and the Chief Executive Officer of Santarus, who shall meet in person or by teleconference in a good faith effort to resolve the dispute within thirty (30) days thereafter (or such shorter time as may be reasonably required by the Party whose actions are subject to that decision). In the event such individuals cannot agree on a resolution of the dispute within such period, the matters described in Section 2.6.3 below shall be finally determined by Schering’s decision, the matters described in Section 2.6.4 below shall be finally determined by Santarus’ decision, and all other matters shall not be subject to a deciding vote by either Party. Notwithstanding the foregoing, in no event shall a Party have the power to exercise its deciding vote pursuant to this Section 2.5 to: (i) obligate the other Party to incur costs in excess of those agreed by such other Party; (ii) obligate the other Party to undertake activities (including without limitation clinical trials) other than those activities agreed to by such other Party; or (iii) to approve matters other than those expressly subject to its deciding vote as set forth in Sections 2.6.3 and 2.6.4.
     2.6 JSC Functions and Powers. The JSC shall be the primary vehicle for interaction and information sharing between the Parties regarding the subject matter of this Agreement, and shall have as its overall purpose the oversight, review and coordination of the various development, commercialization, manufacturing and marketing activities for Licensed Products in the Field by Schering and its Affiliates and Sublicensees, and for consultation and coordination over regulatory matters concerning Licensed Products, and to ensure that such activities permitted under the license to Santarus IP are complementary to, and not in direct conflict with, Santarus’ plans and activities with respect to Prescription Products bearing the Santarus Marks. The JSC also shall function as a forum for the Parties to inform and consult with each other regarding maximizing value of the Product Marks and Santarus Marks for Schering and Santarus, and facilitating communication and cooperation between the Parties regarding Licensed Products, Prescription Products bearing the Santarus Marks, and the rights licensed to each other. The JSC or a subcommittee thereof may also serve as a conduit to discuss coordination of (and if agreed by the Parties facilitate coordination of) supply arrangements of the Parties for active pharmaceutical ingredient, bulk form and/or finished form Licensed Products and Prescription Products bearing the Santarus Marks. Without limiting the foregoing, the JSC shall have the specific responsibilities and decision-making authority as set forth in Sections 2.6.1 through 2.6.4 below, and such other duties and powers as the Parties may agree in writing. The Parties acknowledge that it is their intent not to take or approve (or have the JSC approve) Schering’s exercise of rights under the licensed Santarus IP that could be reasonably likely to reduce the market outside the Field for Prescription Products bearing the Santarus Marks. The Parties acknowledge that it is their intent to act in a manner that benefits both Licensed Products in the Field and Prescription Products, in each case in the Territory and using the Product Marks and/or Santarus Marks, and that lawfully maximizes brand value in the Territory for Product Marks and Santarus Marks licensed hereunder. In the event that the issues relating to expansion of rights to Schering are no longer a concern for Santarus, the role of the JSC may be reduced by written agreement of the Parties.
          2.6.1 Matters for JSC Approval. The following shall be subject to JSC review and approval:
          (a) Annual written development plans submitted by Schering to the JSC as described in Section 3.1.1 (and material amendments or revisions to the development plans, as may be needed from time to time), which plans shall govern the product, clinical and regulatory development activities for Licensed Products under this Agreement, and related manufacturing activities, and shall include the following matters:
               (i) high-level plans and strategies for clinical development of Licensed Products;
               (ii) high-level regulatory plans and strategies related to Licensed Products;
               (iii) new Formulations of Licensed Products to be developed;
               (iv) Combination Products (if any) to be developed
               (v) applicable manufacturing plans for Licensed Products; and
               (vi) such other matters as the JSC may agree to include regarding product development, clinical development and/or regulatory activities for Licensed Products;
          (b) Annual written marketing plans submitted to the JSC as set forth in Section 3.3.2 (and material amendments or revisions to the marketing plans, as needed from time to time), which plans shall govern the marketing and commercialization of Licensed Products under this Agreement, and related manufacturing activities, and shall include the following matters:
               (i) high-level messaging and brand positioning for Licensed Products;
               (ii) high-level trade dress and packaging concepts, including any use of, and coordination with, Santarus’ copyrighted materials;
               (iii) new Formulations of Licensed Products to be developed;
               (iv) Combination Products (if any) to be developed;
               (v) selection of Product Marks for Licensed Products;
               (vi) to the extent not covered in the development plans, manufacturing plans for commercial supply of Licensed Products; and
               (vii) such other matters as the JSC may agree to include regarding commercialization and marketing of Licensed Products under this Agreement;
          (c) [***];
          (d) Expansion of the rights conveyed to Schering hereunder to include any of the following:
               (i) [***];
               (ii) [***];
               (iii) [***];

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               (iv) [***]; and
               (v) [***].
          2.6.2 Oversight and Review. In addition, at each meeting of the JSC, as reasonably requested by either Party’s representatives on the JSC, the JSC will review and monitor Schering’s and its Affiliates’ and Sublicensees’ activities and progress to develop, commercialize, manufacture and market Licensed Products in the Field and Territory and, at a higher level, Santarus’ activities to develop, commercialize, manufacture and market Prescription Products bearing the Santarus Marks outside the Field and in the Territory. The following matters may be reviewed by the JSC, but are not subject to JSC approval so long as they are consistent with the JSC-approved development plan and/or marketing plan, or other JSC approvals as provided by Section 2.6.1 above:
               (a) clinical study protocols for Licensed Products;
               (b) Formulation changes (including without limitation flavors, formats and additional ingredients) for Licensed Products;
               (c) changed or additional Schering Marks to be used with Licensed Products;
               (d) significant packaging and trade dress modifications for the Licensed Products; and
               (e) advertising campaign changes or other marketing adjustments for Licensed Products.
          2.6.3 Schering Day-to-Day Control and Deciding Vote. Schering shall have decision making authority, in its discretion, with respect to [***], provided that such decisions are consistent with the JSC-approved development plan and/or marketing plan, and other decisions of the JSC or applicable subcommittees (within the scope of their authority), and the terms and conditions of this Agreement. In addition, if the JSC does not unanimously agree upon the following matters specified in this Section 2.6.3, and the Parties do not resolve such matters through discussion of senior management as provided in Section 2.5, then Schering shall have the final decision on:
               (a) [***]; and
               (b) [***].
          2.6.4 Santarus Deciding Vote. In the event the JSC does not unanimously agree upon matters specified in this Section 2.6.4, and the Parties do not resolve such matters through discussion of senior management as provided in Section 2.5, then Santarus shall have the final decision with respect to the following matters:
               (a) [***];
               (b) [***];
               (c) [***];
               (d) [***];
               (e) [***];
               (f) [***]; and
               (g) [***].
          2.6.5 JSC Information. Schering shall keep the JSC and relevant subcommittees informed regarding the development, manufacturing, marketing and

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commercialization activities pertaining to Licensed Products in the Field in the Territory by Schering and its Affiliates and Sublicensees, through quarterly written reports to the JSC or relevant subcommittees which describe such activities and are of the same scope and same level of detail as that provided to Schering’s consumer health care division executive management (and of comparable scope and level of detail with respect to Affiliates and Sublicensees). In the event that, and at such time as, the JSC does not meet on a quarterly basis, then such reports shall continue to be provided to the Co-Chairs of the JSC with the same frequency and shall contain a similar level of detail as previous presentations to the JSC and shall include such information as Schering presents to its consumer health care division executive management regarding such matters. Each Party shall use commercially reasonable efforts to promptly inform the JSC of information, circumstances or developments of which such Party becomes aware (other than news stories, press releases and other widely available public information) which would reasonably be expected to have, or pose a reasonable likelihood to have, a material adverse impact on the development, manufacturing, regulatory approval, or commercialization of the other Party’s Licensed Products in the Field or Prescription Products in the Territory, as the case may be.
     2.7 Limitation on JSC Authority. Notwithstanding the creation and role of the JSC, each Party shall retain the rights, powers and discretions granted to it hereunder. The JSC shall not be delegated or vested with any such rights, powers or discretion unless expressly provided for herein, and the JSC shall not have the power to make any decisions other than those expressly set forth in Section 2.6 or elsewhere in this Agreement, except as the Parties may otherwise agree in writing. Without limiting the generality of the foregoing, the JSC may not amend or modify this Agreement, which may be amended or modified only as provided in Section 11.6.
     2.8 Alliance Coordinator. The Parties shall each appoint an individual (an “Alliance Coordinator”) to facilitate the operations of the JSC and subcommittees thereof, and to facilitate communications between the Parties with respect to the activities under this Agreement. Each Party’s Alliance Coordinator may attend meetings of the JSC and of subcommittees as a non-voting representative of such Party (unless the individual serving as Alliance Coordinator is also named as a member of the JSC or such subcommittee). Each Party may replace its Alliance Coordinator upon written notice to the other Party. Each Party’s initial Alliance Coordinator is indicated on Exhibit C.
     2.9 Suspension of Santarus Information-Sharing Obligations. In the event that (i) Schering or its Affiliate is actively engaged in developing, seeking Marketing Approval for or marketing a PPI Pharmaceutical Product in or out of the Field in the Territory, (ii) Schering or its Affiliate enters into a definitive agreement to have its OTC business acquired by an entity which is (or whose Affiliate is) actively engaged in developing, seeking Marketing Approval for or marketing a PPI Pharmaceutical Product in or out of the Field in the Territory, and/or (iii) Schering or its Affiliate enters into a definitive agreement to acquire assets or rights related to a PPI Pharmaceutical Product that is under active development, or for which Marketing Approval is being sought, or which is marketed, in or out of the Field in the Territory, then in such event (whether or not such activity or transaction violates Schering’s obligations under Section 4.6) Santarus’ obligations under this Agreement to disclose information through the JSC relating to its Prescription Products bearing the Santarus Marks shall cease; provided, however, that if such circumstance ceases (including without limitation by Schering’s divestiture of either the Licensed Products or the other PPI Pharmaceutical Product(s) pursuant to Section 10.3), then Santarus’ obligations to disclose such information shall thereafter resume. It is understood that the provisions of this Section 2.9 shall not be construed as limiting Schering’s obligations under Section 4.6 or as a limitation or election of remedies by Santarus in connection with any breach by Schering of Section 4.6.
ARTICLE 3
DEVELOPMENT AND COMMERCIALIZATION
     3.1 Product Development.
          3.1.1 Schering Responsibilities. Except as expressly stated otherwise in this Agreement, Schering shall be responsible for conducting all development of Licensed Products in the Field and Territory in accordance with the JSC-approved development plan, and shall bear all costs incurred in conducting such development. Within [***] after the initial meeting with the FDA, Schering will provide to the JSC, for review and approval, a development plan as described in Section 2.6.1(a) (a typical outline is provided at Exhibit E) and intended to be sufficient to support Regulatory Filing for Marketing Approval of a Licensed Product in the United States in accordance with the schedule in Section 3.7.2. Schering will regularly update (but in no event less frequently than quarterly) the JSC with details of its progress and deviations from plan. Development plans to support Marketing Approval of a Licensed Product in countries in the Territory other than the United States and for subsequent Licensed Products will be similarly presented to the JSC for approval pursuant to Section 2.6.1. Schering agrees to promptly make available to Santarus, at Santarus’ request and expense, copies of all data and Regulatory Filings generated by or for Schering or its Affiliates or Sublicensees in conducting clinical trials and related development and manufacturing of Licensed Products, together with copies of such related reports, analyses, summaries and other information and documents in Schering’s possession or Control that are reasonably necessary for obtaining Marketing Approval of, or otherwise for the commercialization and marketing of, the Prescription Products bearing the Santarus Marks in the Territory. Schering and its Affiliates and Sublicensees shall neither conduct clinical trials of Licensed Products intended to demonstrate efficacy of Licensed Products for, nor submit Regulatory Filings seeking Marketing Approval of Licensed Products for, any Indication other than Licensed Indications.
          3.1.2 Santarus Responsibilities. Santarus, acting through the JSC, agrees to use commercially reasonable efforts to cooperate with Schering through information sharing regarding clinical trials and related development activities for Licensed Products in the Field. Santarus acknowledges that it remains solely responsible for satisfying its own obligations and commitments to Regulatory Authorities in the Territory regarding Prescription Products. Promptly upon Schering’s request, Santarus agrees to make available to Schering, at Schering’s expense, copies of all data and Regulatory Filings generated by or for Santarus in conducting clinical trials and related development and manufacturing of Prescription Products bearing the Santarus Marks for the Territory, together with copies of such reports, analyses, summaries and other information and documents in Santarus’ possession or Control, in each case that are reasonably necessary for obtaining Marketing Approval in the Territory of the Licensed Product hereunder.
          3.1.3 Coordination of Products in Clinical Trials. On the request of either Party, the Parties shall discuss in good faith the possibility of including Schering’s Licensed Products in the clinical trials conducted by Santarus or Santarus’ Prescription Products in the clinical trials conducted by Schering; provided, however, that nothing in this Section 3.1.3 shall be construed to obligate either Party to include the Products of the other Party in its clinical trials.
          3.1.4 Licensed Product Family Expansion. Schering may expand the range of Licensed Products it develops and commercializes in the Field in the Territory to include new

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Formulations of Licensed Products, as approved by the JSC (and subject to the applicable deciding votes of Schering or Santarus).
          3.1.5 Reimbursement for Voluntary Assistance. The Parties acknowledge that each Party may, from time to time on the request of the other Party, elect in its discretion to take actions or undertake obligations that such Party is not otherwise obligated to undertake under this Agreement in order to assist the requesting Party in connection with the development, manufacture, regulatory approval, marketing or commercialization of Licensed Products in the Territory and/or corresponding Prescription Products (which may include, by way of example and not limitation, if one Party, at the request of the other, arranges for stability testing of Licensed Products (or similar or identical Prescription Products) for use by the other Party). It is understood and agreed that in such event, the Party requesting such action or undertaking shall reimburse the other Party for out-of-pocket and other reasonable amounts (other than de minimus amounts) incurred in connection therewith, within thirty (30) days of receipt of an invoice therefor. Each Party shall use good faith efforts to apprise the other Party of the existence and estimated magnitude of such expenses to be reimbursed by the other Party reasonably in advance of incurring them.
     3.2 Regulatory Matters.
          3.2.1 Schering Obligations. Subject to applicable JSC approvals and oversight as set forth in Section 2.6 above, Schering shall have the sole responsibility, at its sole expense, and shall satisfy its obligations and commitments to Regulatory Authorities for all regulatory matters concerning Marketing Approvals for Licensed Products in the Field and Territory, including Regulatory Filings, maintenance of Marketing Approvals in the Territory, and all regulatory-related decisions concerning Licensed Products in the Field and Territory, consistent with the provisions of this Agreement. Schering shall provide Santarus at least thirty (30) days advance notice (or, if thirty (30) days advance notice is not possible, such advance notice as is possible under the circumstances) of any meetings between Schering and the FDA relating to Schering’s manufacturing, development, commercialization and/or marketing of Licensed Products, and allow up to two (2) representatives of Santarus to attend any such meetings as observers. Schering shall provide to Santarus copies of material correspondence received by Schering from Regulatory Authorities that relates to the Licensed Products promptly (within ten (10) Business Days following Schering’s receipt thereof), and Schering shall provide Santarus an opportunity to review and comment on the Regulatory Filings and material correspondence with Regulatory Authorities in the Territory prior to submission, and shall consider in good faith and incorporate the comments of Santarus in such Regulatory Filings and correspondence to the extent reasonably acceptable to Schering. Unless the Parties agree otherwise, any Regulatory Filings for Licensed Product in the Field and Territory shall be in the name of Schering, and any resulting Marketing Approvals obtained by Schering shall be owned by Schering.
          3.2.2 Inquiry Regarding Indication at First FDA Meeting. In its first substantive meeting with FDA personnel regarding Licensed Products, and in its communications in advance of such meeting, Schering (or its Affiliate or Sublicensee, as the case may be) shall inquire regarding the approval of the Initial Product for not only the Initial Indication in the Field, but also shall specifically inquire about approval of a label for [***] (the “Milestone Indication”), and shall request a written response (in the form of meeting minutes or otherwise) regarding such matter. [***]. For clarity, nothing in this Section 3.2.2 shall preclude Schering, in its discretion, from raising and addressing in such meeting other matters regarding Licensed Products in the Field, including without limitation, the possibility and likelihood of obtaining approval for any Licensed Indication(s). It is understood and agreed that Schering intends to, and shall diligently endeavor to, prepare and submit draft meeting minutes to the FDA promptly

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following such meeting and take such action as may be reasonable to facilitate or encourage FDA’s prompt issuance of the meeting minutes.
          3.2.3 Mutual Obligations. Each Party shall provide the other Party with all available data that is generated by or on behalf of such Party during the term of this Agreement that may facilitate the other Party’s Regulatory Filings and Marketing Approvals concerning Licensed Products under this Agreement or Prescription Products bearing the Santarus Marks in the Territory, as the case may be, which data may include but is not limited to pre-clinical data, including laboratory test data and animal test data, product development and manufacturing data and quality records, including formulation and packaging development data and stability information and clinical data, including clinical studies and protocols, regardless of whether such data are submitted to a Regulatory Authority.
          3.2.4 Reference Rights. Each Party (the “Sponsoring Party”) hereby grants the other Party (the “Referencing Party”) a right of reference to all data and information contained or referenced in those sections of Regulatory Filings for the Sponsoring Party’s (and in the case of Schering, its Affiliates’) Products in the Territory (Licensed Products in the case of Schering, and Prescription Products bearing the Santarus Marks in the case of Santarus) that would be reasonably necessary for the Referencing Party’s Regulatory Filings concerning Licensed Products for Licensed Indications in the Field in the Territory (in the case of Schering as the Referencing Party) or Prescription Products bearing the Santarus Marks in the Territory (in the case of Santarus as the Referencing Party). The Sponsoring Party shall provide the applicable Regulatory Authority a letter confirming this right of reference at any time within fifteen (15) days of the Referencing Party’s request and shall take such other actions and execute such other documents as the Referencing Party may reasonably request to further confirm and give effect to this right of reference. Additionally, the Sponsoring Party agrees that the Referencing Party shall have the right, subject to JSC approval, to add to the Sponsoring Party’s applicable Regulatory Filing in the Territory protocols for clinical trials that may be required for Marketing Approval of (a) a Licensed Product for Licensed Indications in the Field by a Regulatory Authority in the Territory, in the case of Schering as the Referencing Party or (ii) a Prescription Product in the Territory, in the case of Santarus as the Referencing Party.
          3.2.5 Information to JSC; Consultation. Schering shall keep the JSC informed on a quarterly basis regarding regulatory matters relating to Licensed Products, including strategies and progress. Through the JSC, the Parties shall consult with each other regarding regulatory matters that could impact both Licensed Products in the Field and Prescription Products in the Territory, and shall use commercially reasonable efforts to cooperate to resolve such matters, consistent with the terms of this Agreement.
     3.3 Marketing and Sales.
          3.3.1 Marketing Obligations. Subject to the license restrictions in Sections 4.1 and 4.5.1, Schering shall have the exclusive right, and sole responsibility, for marketing, distributing and selling Licensed Products in the Field and Territory, at its sole expense, in accordance with the marketing plan(s) approved by the JSC. Schering will seek to maximize market demand for Licensed Products in the Field and Territory and to fulfill such demand, using efforts consistent with Section 3.7 and other terms of this Agreement, including without limitation the marketing commitment set forth in Section 3.3.3.
          3.3.2 Marketing Plans. Schering will prepare for the JSC’s review and approval an annual marketing plan as set forth in Section 2.6.1(b) (a typical table of contents is provided at Exhibit D), which shall include: (a) a description of strategy and positioning implementation, high level message strategies, and key marketing issues for Licensed Products; (b) a reasonably detailed budget and description of Schering’s planned promotion, marketing, product positioning and messaging, sales and other key commercialization activities for Licensed Products; (c) Licensed Product distribution strategy in the Field and Territory; and (d) the goals and objectives for Licensed Product market share and sales (including a good faith forecast of its projected sales of Licensed Products for the upcoming three (3) years) in the Field and Territory (the “Schering Marketing Plan”). Schering will provide regular updates (but in no event less frequently than quarterly) to the JSC detailing its progress and deviations from plan. Santarus will prepare its Prescription Product plan providing a high-level overview of its marketing, sales and other commercialization plans with respect to its Prescription Products bearing the Santarus Marks, and which shall address promotion of such Prescription Products to professionals, overall brand positioning, and description of strategy and positioning implementation and key marketing issues with respect to such Prescription Products in the Territory (the “Santarus Marketing Plan”), which will be provided by Santarus to the JSC for informational purposes only and will not be subject to the JSC’s review and approval. No later than November 30th of each calendar year after the Effective Date, each Party shall have submitted its respective Marketing Plan to the JSC, and the JSC will have met to discuss them and to resolve any conflicts or inconsistencies between the two Marketing Plans. It is understood that the responsibility of the JSC with respect to Marketing Plans is intended to provide a coordinating role between the two Marketing Plans and seeking to reach consensus between the Parties, with the objective of maximizing brand value for the Zegerid family of products, while ensuring that such activities are complementary to, and consistent with, Santarus’ activities with respect to Prescription Products in the Territory bearing the Santarus Marks. However, the JSC shall not have authority to require either Party to conduct activities not agreed by such Party or to expend money in excess of the amount stated in its respective Marketing Plan.
          3.3.3 Marketing Commitment. During the twelve (12) month period commencing upon receipt of Marketing Approval in the U.S. for the first Licensed Product, Schering’s Marketing Commitment in the U.S. shall be no less than [***]. In addition, Schering’s Marketing Commitment in the Territory during the subsequent twelve (12) month period shall be no less than an amount equal to [***].
     3.4 Product Supply. Schering intends to source its supply of omeprazole and of Licensed Products in finished form from the same sources as referenced by Santarus in its NDA for the applicable Prescription Product. [***] will take place through the JSC; provided, however, that the JSC shall have no authority to make decisions regarding a Party’s manufacture of Products. In the event that Schering and Santarus use the same manufacturer or supplier with respect to Licensed Products and Prescription Products, [***]. Nothing in this Agreement shall be construed as conveying rights for one Party to use tooling or equipment purchased by the other Party for a manufacturer or as requiring Santarus to share the cost of additional equipment or tooling necessary for a manufacturer to meet increased capacity due to Schering’s use of the same manufacturer as Santarus. In the event that Schering and Santarus use the same manufacturer(s) for Licensed Products and Prescription Products (active pharmaceutical ingredient, bulk form and/or finished product form), [***].
     3.5 Complaints. Schering shall be responsible for all processing of information related to any complaint, including Adverse Events and Product Quality Complaints, related to Licensed Product sold in the Field and Territory under the licenses granted in this Agreement. Schering shall assume all Regulatory Authority reporting obligations under Marketing Approvals for its Licensed Products associated with this Agreement, as required by applicable regulations. Santarus shall remain responsible for all Regulatory Authority reporting obligations for Marketing Approvals associated with its Prescription Products. Prior to the launch of the first Licensed Product in the United States, Santarus and Schering shall prepare and enter into a separate

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written pharmacovigilance agreement specifying reasonable and customary terms and conditions for exchange of safety and complaint information. Through that agreement, each Party will agree to share with the other Party relevant information it receives (either directly or indirectly) in a timely manner so as to allow each Party to comply with its responsibility to process and report complaint information under this Section 3.5 (including reporting obligations to Regulatory Authorities). Each Party agrees to cooperate in the investigation and resolution of alleged safety or Product Quality Complaints relevant to Licensed Products and Prescription Products in the Territory. Each Party shall allow reasonable access to its facilities, systems, personnel, and records, in whatever form and in any location (including locations owned and operated by a Third Party), as reasonably necessary to enable each Party to evaluate and ensure compliance with the Adverse Event reporting policies and procedures for the Licensed Products and Prescription Products, as well as compliance with any applicable legal or regulatory requirements applicable or relevant to the Licensed Products or Prescription Products.
     3.6 Recalls. If either Party intends to undertake a recall, correction, removal, field alert, market withdrawal, or other similar notification to users of a Product in any country in the Territory, that Party shall notify the other of its intention prior to taking action, so that such other Party has sufficient opportunity, to the extent reasonably practicable under the circumstances, to discuss and comment on such decisions. Each Party shall notify the other of taking such action within twenty four (24) hours of commencement and shall provide the other Party with a copy of all material related documents. It is understood that each Party shall be responsible, in its discretion, for making decisions about recalls of such Party’s own products.
     3.7 Diligence.
          3.7.1 General Level of Effort. Schering shall use active, sustained, diligent efforts to conduct and complete in a timely manner all activities required to: (i) develop Licensed Products; (ii) receive Marketing Approval in the Territory for Licensed Products; and (iii) market, sell and generate and meet market demand for Licensed Products in the Territory; which efforts all shall be at least the same as its efforts for products with a similar maturity, market potential and potential profitability (determined without taking into account payments under this Agreement).
          3.7.2 Diligence Milestones. Without limiting the generality of the foregoing, Schering shall achieve each of the following milestones (each, a “Diligence Milestone”) on or before the applicable date specified below (subject to any applicable extensions set forth in (a) or (b), below):

	Objective	Date

1.	Formal request to FDA for initial meeting concerning Marketing Approval for the Initial Product in the Field for the Milestone Indication described in Section 3.2.2	[***] after the Effective Date

2.	Submission to JSC of the development plan for the first Licensed Product, as described in Section 3.1.1	[***] after initial meeting with the FDA as requested above.

3.	Acceptance by the FDA of an NDA for the first Licensed Product	later of [***] after the Effective Date

4.	First Commercial Sale of the first Licensed Product in the Territory	The earlier of: [***]
               (a) Extension of Diligence Milestone 3. In the event that Schering does not achieve Diligence Milestone 3 on or before the date indicated above for such Diligence

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Milestone (or an extended deadline therefor as set forth in this Section 3.7.2(a)), the time period for achieving such Diligence Milestone shall be extended by [***] if (i) a JSC-approved development plan sets forth a budget for development activities directed to obtaining Marketing Approval in the Territory for Licensed Products for Licensed Indications in the Field (which activities may without limitation include [***] and other clinical studies, if any, as may be required by the FDA), for at least the [***] preceding such deadline and (ii) Schering demonstrates to Santarus that it has spent such amounts for such purposes during such period (the “Milestone 3 Diligence Amount”). The time period for achieving Diligence Milestone 3 may be extended for successive [***] periods if Schering has expended the applicable Milestone 3 Diligence Amount directed to obtaining Marketing Approval in the Territory for Licensed Products for Licensed Indications in the Field within the [***] immediately preceding the expiration of the applicable deadline; provided, however, that the deadline for Milestone 3 shall not be extended hereunder beyond [***].
               (b) Extension of Diligence Milestone 4. In the event [***], the deadline for achieving Diligence Milestone 4 shall be extended by [***].
          3.7.3 Lack of Diligence.
               (a) Failure to Fulfill Obligation. In the event that Schering does not fulfill its diligence obligations under this Section 3.7, Santarus shall have the right to terminate this Agreement pursuant to Section 9.2; provided, however, that the thirty (30) day cure period described in Section 9.2 shall not apply with respect to failure to meet the timeframes set forth in Section 3.7.2 above by the applicable deadline (including any applicable extension thereof under Section 3.7.2(a) or (b)). Additionally, Schering shall have a thirty (30) day cure period with respect to failure to achieve Diligence Milestone 4 set forth above by the applicable deadline if such failure is caused by circumstances out of Schering’s reasonable control, provided that, and for so long as, Schering is using diligent, sustained and active efforts to cure such failure throughout such cure period.
               (b) Decision Not to Pursue. In the event that Schering decides to not obtain Marketing Approval for, or to not launch and commercialize, Licensed Products for Licensed Indications in the Field in the Territory, Schering shall promptly notify Santarus of such decision in writing. Nothing in this Section 3.7.3(b) shall be construed to prejudice Schering’s right to terminate this Agreement pursuant to Section 9.3.
          3.7.4 Reporting. Without limiting the reporting and information-sharing obligations set forth in this Agreement, the Parties acknowledge and agree that the various reports and information to be provided by Schering to Santarus and/or the JSC under this Agreement shall be provided in reasonable detail, sufficient to permit Santarus to determine Schering’s and its Affiliates’ and Sublicenses’ compliance with the diligence requirements under this Section 3.7. Schering shall use reasonable efforts to promptly provide additional information, as Santarus may from time to time reasonably request, to permit Santarus to make such determination.
ARTICLE 4
LICENSES
     4.1 Patent and Know-How License to Schering.
          4.1.1 Patents and Know-How. Subject to the terms and conditions of this Agreement, Santarus agrees to grant and hereby grants to Schering the following licenses, with the right to sublicense (subject to the restrictions of Section 4.2), under the Santarus Patents and Santarus Know-How: (i) an exclusive (even as to Santarus) license in the Territory to develop, import, use, sell and offer for sale Licensed Products for Licensed Indications in the

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Field; and (ii) subject to Section 4.1.3, a non-exclusive worldwide license to develop, import, make and have made Licensed Products solely for sale in the Territory in the Field, which license shall be exclusive, even as to Santarus, regarding import and sale of Licensed Products in the Field in the Territory. Unless otherwise approved by the JSC pursuant to Section 2.6 (and in accordance with Santarus’ deciding vote as set forth in Section 2.6.4), it is understood that the scope of this license does not extend to [***].
          4.1.2 Exclusivity for PPI Products. Santarus agrees that, during the term of the Agreement, Santarus shall not, and shall not grant any license under the Santarus Patents, Santarus Know-How or Product Marks to a Third Party to: (i) sell or offer for sale Products in the Field in the Territory, or (ii) develop, make, have made, or import Products for sale in the Field in the Territory.
          4.1.3 Retained Manufacturing Rights. For clarity, it is understood and agreed that, notwithstanding the license to Schering set forth in Section 4.1.1 above and the provision of Section 4.1.2, Santarus shall retain the right under the Santarus Patents and Know-How (but not the Product Marks) to make and have made Licensed Products in the Territory for sale outside the Territory, and to authorize others to do the same.
     4.2 Sublicenses.
          4.2.1 Affiliates. Schering shall have the right to exercise the licenses granted in Sections 4.1 and 4.5 through any one or more of its Affiliates, for as long as such entity remains an Affiliate of Schering.
          4.2.2 Third Parties. Schering may sublicense the rights granted in Sections 4.1 and 4.5 to Third Parties with Santarus’ prior written consent, such consent to be given in Santarus’ discretion. Each sublicense granted by Schering hereunder shall be consistent with the terms and conditions of this Agreement. Schering shall promptly provide Santarus with a copy of the final executed version of each such sublicense agreement, redacted as to financial terms between Schering and such Sublicensee.
          4.2.3 Schering Responsibility. Schering hereby warrants and guarantees the performance of, and compliance with, the obligations set forth in this Agreement by its Affiliates and Sublicensees. Schering shall remain responsible for all other payments and other obligations under this Agreement arising from activities of its Affiliates and Sublicensees.
          4.2.4 Survival. Upon termination of this Agreement: (i) sublicenses granted by Schering to its Affiliates shall concurrently terminate; and (ii) each sublicense granted to Sublicensees shall survive (unless otherwise provided in the applicable sublicense agreement between Schering and such Sublicensee), provided that the applicable Sublicensee agrees in writing to be bound by the payment and other obligations of Schering pursuant to this Agreement.
     4.3 License to Santarus. Subject to the terms and conditions of this Agreement, Schering agrees to grant and hereby grants to Santarus and its Affiliates a [***] (as described below in this Section 4.3) license under the Schering Incorporated IP solely to: [***]. Nothing in this Section 4.3 shall be construed to require Santarus to obtain Schering’s consent to enter into agreements for co-promoting and/or co-marketing Prescription Products, or for the contract development, contract manufacture or contract sales of Prescription Products on behalf of Santarus. [***].
     4.4 Similarity of Products. The Parties acknowledge that the Formulations of one or more Licensed Products may be similar or identical to corresponding Prescription Products in the Territory and/or Products outside the Territory, and agree that: (i) the exclusive license

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granted by Santarus pursuant to Section 4.1 shall not be construed to preclude Santarus (or its Affiliates or licensees) from manufacturing, developing and/or commercializing Prescription Products in the Territory or Products outside the Territory (including without limitation the manufacture of non-Prescription Products in the Territory for use or sale outside the Territory) as long as such Products and Prescription Products do not bear the Product Marks; and (ii) the exclusive license granted by Schering pursuant to Section 4.3 shall not be construed to preclude Schering (or its Affiliates or licensees) from manufacturing, developing and/or commercializing Licensed Products pursuant to the license set forth in Section 4.1 (including without limitation the manufacture of Licensed Products outside the Territory for use or sale in the Territory as licensed herein) or, subject to Section 4.6, for exploiting the Schering Incorporated IP worldwide on products outside the Field.
     4.5 Santarus Trademarks.
          4.5.1 License. Subject to the terms and conditions of this Agreement, Santarus hereby grants Schering an exclusive license under the Product Marks (with the right to sublicense, subject to the restrictions of Section 4.2, in conjunction with a permitted sublicense by Schering for Licensed Products under this Agreement), during the term of this Agreement, to use the Product Marks for the development, importation, marketing and promotion of Licensed Products for use and sale within the Field in the Territory. For so long as Schering retains the exclusive license to the Product Marks as set forth herein, Santarus shall not use, and shall not grant any Third Party a license to use, the Product Marks worldwide; provided, however, the foregoing shall not be construed to restrict or limit Santarus’ rights under, and right to license others under, the Santarus Marks with respect to trademarks and other designations (and corresponding domain names) other than the Product Marks. Schering shall not use the Product Marks in connection with the development, importation, marketing or promotion of any pharmaceutical product other than Licensed Products in the Field in the Territory. Unless otherwise approved by the JSC pursuant to Section 2.6 (and in accordance with [***]), it is understood that the scope of this license does not extend to targeted promotion or sale of Products in the Field to healthcare practitioners licensed to prescribe or the Managed Care Market.
          4.5.2 Ownership. Santarus shall own all rights in and to the Santarus Marks and Product Marks worldwide. Schering hereby acknowledges Santarus’ exclusive ownership rights in the Santarus Marks and the Product Marks, and accordingly agrees that at no time during the term of this Agreement will it challenge or assist others to challenge the Santarus Marks or the Product Marks, or the registration thereof, or attempt to register any trademarks, servicemarks or trade names confusingly similar to the Santarus Marks or the Product Marks, or domain names based thereon. All goodwill associated with the Santarus Marks and the Product Marks, and domain names based thereon, shall accrue to Santarus.
          4.5.3 Display. Subject to Regulatory Authority approval, all packaging materials, labels and promotional materials for Licensed Products sold in the Territory shall display one or more Product Marks, and may display such Schering Marks as Schering may choose at its sole discretion; provided, however, that the Product Mark shall be of at least equal size and prominence as the most prominent textual Schering Mark. All Schering Marks shall be owned solely by Schering.
          4.5.4 Standards of Use. All representations of Product Marks that Schering intends to use shall first be submitted to Santarus (through the JSC) for approval (which shall be provided on a timely basis and shall not be unreasonably withheld) of design, color, and other details that comply with Santarus’ applicable usage guidelines as established from time to time and communicated to Schering. Schering shall submit representative packaging materials,

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labels and promotional materials using any Product Mark, and significant modifications to previously submitted materials, to Santarus (through the JSC) for timely review prior to their first use and shall provide updates to the JSC at its regularly scheduled meetings. Schering shall not be obligated to change its use and display of the Product Marks in response to a change in Santarus’ usage guidelines until Schering has exhausted its existing stock of packaging materials, labels and promotional materials that incorporate the Product Marks consistent with the prior version of the usage guidelines.
          4.6 Exclusive Arrangement. In order to encourage the development of the Licensed Products for the OTC market, and to help protect the Santarus Know-How, the Parties agree to an exclusive arrangement with respect to certain PPI Pharmaceutical Products as set forth in this Section 4.6. In partial consideration for the rights and licenses granted herein and access to Santarus Know-How, Schering covenants that, other than for Licensed Products pursuant to the licenses set forth in this Agreement, neither it nor its Affiliates will, directly or indirectly:
(i) market, sell or develop for use in the Field and in the Territory during the term of this Agreement any PPI Pharmaceutical Product;
(ii) [***];
(iii) [***]; or
(iv) [***].
     4.7 No Santarus Patent Challenges. In partial consideration for the rights and licenses granted herein and access to Santarus IP, Schering covenants that, during the term of this Agreement, neither it nor its Affiliates will challenge, or cause to be challenged (which excludes any Third Party challenges made as a counterclaim or other action brought by a Third Party in response to a suit or threatened suit for infringement), in any way the validity, enforceability or scope of the Santarus Patents (or foreign counterparts thereof anywhere in the world) in any court or before any government or regulatory agency (national or international) with authority to determine the validity, enforceability or scope of such Santarus Patents, or cause or request a review by any such court or government or regulatory agency of the same.
     4.8 Know-How and Patent Restrictions. Schering, its Affiliates and Sublicensees shall not use or practice (or authorize the use or practice of) the Santarus Know-How and/or the Santarus Patents, for purposes of manufacturing, developing or commercializing any product other than Licensed Products pursuant to the license set forth in Section 4.1 of this Agreement. Without Santarus’ prior written consent, Schering shall not disclose to any of its Affiliates any information directly related to the development, manufacture or commercialization of Licensed Products hereunder or any Confidential Information of Santarus, other than (i) information contained in publicly available filings with the Securities Exchange Commission and/or (ii) materials obtained from (and in the format obtained from) a Third Party and generally made available by such Third Party for purchase. It is understood that the foregoing does not prohibit Schering from disclosing to its parent company its own Confidential Information regarding its efforts to develop, commercialize and market Licensed Products in the Territory to the extent necessary for corporate governance, compliance and auditing purposes, or to the extent necessary to perform its global pharmacovigilance obligations or otherwise perform its obligations or exercise its rights under this Agreement. It is also understood that, should Schering market Licensed Products outside the United States but within the Territory through an Affiliate, then it shall be permitted to disclose Santarus Confidential Information to such Affiliate to the extent necessary to achieve Marketing Approval and sales of Licensed Products in the applicable country(ies).

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     4.9 [***]. Schering and its Affiliates and Sublicensees shall not market, sell or seek Marketing Approval for any [***] in the Field and in the Territory, unless and until it (or its Affiliate or Sublicensee) has obtained Marketing Approval for, and launched commercial sales of, a Licensed Product that is not a [***] in the Field in the Territory.
     4.10 Notice Regarding Negotiations Outside the Territory. In the event that Santarus is interested in conveying a license to Licensed Products (excluding the Product Marks) for use in the Field in any one or more countries outside the Territory during the term of the Agreement and prior to the [***], and has entered into (or in good faith intends to enter into) negotiations with any Third Party with respect to such a license, Santarus shall give Schering written notice thereof (a “Negotiation Notice”) for the purpose of allowing Schering to determine whether it wishes to propose terms and negotiate with Santarus regarding an expansion of the license granted hereunder to include such countries. In such Negotiation Notice, Santarus shall only be obligated to state that Santarus is in discussions regarding a license for one or more Products for OTC use outside the Territory and to identify the applicable country or countries. Santarus may provide such Negotiation Notice at any time, and shall provide such Negotiation Notice no later than promptly after negotiations with the applicable Third Party have reached term sheet stage. In the event that Santarus has given a Negotiation Notice, Santarus shall not be required to give further or additional Negotiation Notices for a period of [***] thereafter with respect to any country(ies) covered in such Negotiation Notice, regardless of the number or identity of Third Parties with which Santarus may negotiate. Nothing herein shall obligate either Party to enter into any agreement regarding an expansion of the license set forth herein, or to accept or agree to any terms therefor proposed by the other Party. Nothing in this Section 4.10 shall be construed to restrict Santarus’ negotiations with any Third Party or prevent Santarus from entering into any license with any Third Party. Negotiation Notices shall be deemed Confidential Information of Santarus, and may be disclosed by Schering to its Affiliates on a confidential basis (without breaching Section 4.8) for the sole purpose of evaluating Schering’s and its Affiliates’ interest in an expansion of the license granted hereunder to include such countries. Santarus’ obligation to provide Negotiation Notices under this Section 4.10 with respect to any given country shall terminate, on a country-by-country basis, at such time, if any, as Schering or its Affiliate markets, or seeks Marketing Approval for, a PPI Pharmaceutical Product in such country, or acquires rights therefor from a Third Party.
     4.11 Certain Provisions Regarding Rights Sublicensed Under Missouri Agreement.
          4.11.1 Payments to Missouri. Santarus shall have the obligation to pay all amounts owed to the Curators of the University of Missouri under the Missouri Agreement, and in accordance with the terms set forth therein, with respect to sales of Licensed Products by Schering and its Affiliates and Sublicensees pursuant to the license set forth in this Agreement.
          4.11.2 Terms of Missouri Agreement. It is understood and agreed that the sublicense to Schering under this Agreement of rights licensed to Santarus under the Missouri Agreement is subject to applicable terms and conditions of the Missouri Agreement, and that such obligations are incorporated by reference herein.
          4.11.3 Assignment in Event of Termination. In the event that during the term of this Agreement Santarus’ rights under the Missouri Agreement are terminated prior to expiration of the Missouri Agreement with respect to sales of Licensed Products in the Territory, (i) the sublicense of the “Patent Rights,” as defined in the Missouri Agreement (hereinafter referred to as the “Missouri Patent Rights”) that is conveyed to Schering hereunder shall be assigned by Santarus to the Curators of the University of Missouri, including without limitation the grant of licenses and rights in this Agreement to Schering under the Missouri Patents and payments by Schering of amounts owed under the Missouri Agreement for sales of Licensed Products by

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Schering, and this Agreement will be assigned in part to the Curators of the University of Missouri to effect such assignment of the sublicense, (ii) this Agreement shall otherwise be retained by Santarus with respect to all matters other than the sublicense of the Missouri Patent Rights, and (iii) Schering shall thereafter be responsible for making all payments owed to the Curators of the University of Missouri in respect of its sublicense under the Missouri Patents for sales of Licensed Products in the Field and Territory by Schering after the date of such assignment.
ARTICLE 5
PAYMENTS; ROYALTIES, REPORTS
     5.1 Up-Front Payment. Within two (2) business days after the Effective Date, Schering shall pay Santarus an up-front license fee of fifteen million dollars (US$15,000,000), which amount shall be non-refundable and non-creditable against other amounts due to Santarus.
     5.2 Milestone Payments. In partial consideration for the licenses and rights granted to Schering hereunder, Schering shall pay Santarus the following amounts (each, a “Milestone Payment”) within thirty (30) days (or such time as may apply with respect to Milestones 4 through 7 as set forth in proviso (7), below) following the first achievement by Schering, its Affiliates and/or Sublicensee(s), as the case may be, of each of the following milestones (“Milestones”):

	Milestone	Amount

1.	[***]	US$[***]

2.	[***]	US$[***]

3.	[***]	US$[***]

4.	First time in which annual Net Sales of Licensed Products in the Territory reach or exceed at least US$ [***]	US$[***]

5.	First time in which annual Net Sales of Licensed Products in the Territory reach or exceed at least US$ [***]	US$[***]

6.	First time in which annual Net Sales of Licensed Products in the Territory reach or exceed at least US$ [***]	US$[***]

7.	First time in which annual Net Sales of Licensed Products in the Territory reach or exceed at least US$ [***]	US$[***]
provided that:
(1)	each such Milestone Payment shall be made only one time, regardless of how many times such Milestone is achieved thereafter;

(2)	Schering shall promptly notify Santarus of the occurrence of each Milestone;

(3)	except as otherwise provided in Section 5.2.1 below, payment shall not be owed for a Milestone which is not reached;

(4)	each such payment shall be non-refundable and non-creditable against other amounts due to Santarus;

(5)	With respect to Milestone 1, above, in the event that:
     (a) [***], and/or

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     (b) [***]
then, in each case, [***] shall not trigger payment of the milestone amount set forth for Milestone 1; provided, however, that [***], then the amount set forth for Milestone 1, if not previously paid, shall then become due;

(6)	[***]; and

(7)	Annual Net Sales shall be measured on a calendar year basis; provided, however, that, if the Annual Net Sales amounts set forth for each of Milestones 4 through 7 are achieved prior to the fourth calendar quarter of the applicable calendar year, then the corresponding milestone amounts shall be due following the applicable calendar quarter in which such Annual Net Sales are achieved. For purposes of example only, in the event that the annual Net Sales exceed $[***] for the first time during the third calendar quarter of a given calendar year, the corresponding milestone amount of $[***] would be due following the end of such calendar quarter. Payments for Milestones 4 through 7 shall be made thirty (30) days following the end of the applicable calendar quarter in which such Annual Net Sales are achieved.
          5.2.1 Skipped Milestones. If Schering [***], then the amount payable for Milestone 1 above, if not previously paid, shall become due upon such [***]. In the event that more than one of Milestones 4, 5, 6 and/or 7 are first achieved with respect to Net Sales of Licensed Products during the same calendar quarter, then the amounts set forth above for each such Milestone shall become due at the same time. For purposes of example only, if annual Net Sales of Licensed Products in the Territory during a given calendar year first exceeds both $[***] and $[***] based on the net sales during the same calendar quarter, then both the amount for Milestone 4 and the amount for Milestone 5 shall become due following that quarter.
     5.3 Royalties.
          5.3.1 Royalty Payments. In partial consideration of the license and rights granted under the Santarus IP, Schering shall pay Santarus a royalty of [***] percent ([***]%) of Net Sales of Licensed Products in the Territory by Schering and its Affiliates or Sublicensees, subject to any adjustments made pursuant to Sections 5.4 and 5.5. The obligation of Schering to pay royalties under this Section 5.3 shall continue for so long as Schering and its Affiliates and Sublicensees sell Licensed Products in the Territory. Royalties will be paid with respect to Net Sales made in each calendar quarter thirty (30) days following the applicable calendar quarter end.
          5.3.2 Convenience. Schering acknowledges that Santarus may not own or control patents covering the development, manufacture, use or commercialization of Licensed Products throughout the Territory and/or throughout the term of this Agreement, and agrees that in addition to the license under the Santarus Patents granted to Schering pursuant to Section 4.1, substantial commercial value has been and will be contributed by the license under Santarus Know-How granted to Schering in Section 4.1 and the marketing and branding of Licensed Products in connection with Product Marks derived from the Santarus Marks used for Santarus’ (or its Affiliates’ or licensees’) Products. For their mutual convenience, the Parties have agreed to the royalty rates and payment obligations set forth in this Section 5.3 with respect to Net Sales of Licensed Products in the Territory, regardless of whether the development, manufacture, use or commercialization of such Licensed Products is covered by patents owned or Controlled by Santarus.

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     5.4 Royalty Adjustments.
          5.4.1 Increase. Subject to any adjustments made to the royalty rate pursuant to Sections 5.4.2 and 5.4.3 below, in the event that Net Sales of Licensed Products exceed [***] dollars (US$[***]) in any given calendar year, then the royalty rate to be paid by Schering with respect to Net Sales of Licensed Products made during each such calendar year shall increase to [***] percent ([***]%). Any increase described herein shall be determined based on Net Sales in each given calendar year and shall apply with respect to all Net Sales in such calendar year, and may be applied in multiple years (should Net Sales in any such year exceed that US$[***] level). Within thirty (30) days after the end of each calendar quarter, Schering shall determine in good faith if Net Sales for the portion of the applicable calendar year up to and including the applicable calendar quarter exceeds [***] dollars (US$[***]) such that this royalty rate increase is applicable for such calendar year, and, if so, shall pay Santarus the differential royalty amount for Net Sales in such calendar quarter and each preceding calendar quarter in such calendar year at that time, and shall thereafter pay royalties of [***] percent ([***]%) of Net Sales for subsequent calendar quarters in such calendar year, if any.
          5.4.2 [***].
          5.4.3 Reduction for Market Competition. In the event that, and for so long as, (i) there is no Valid Claim within the Santarus Patents and covering the manufacture, use or sale of a given Licensed Product in a given country in the Territory, and (ii) there exists Market Competition in such country, the royalty rates payable under Sections 5.3.1 and Section 5.4.1 shall be reduced from [***] percent ([***]%) or [***] percent ([***]%), respectively, to [***] percent ([***]%) with respect to Net Sales of such Licensed Product in such country. Notwithstanding the foregoing, the reduction set forth in this Section 5.4.3 shall not apply with respect to Net Sales of Licensed Products in the Territory for which Santarus’ royalty obligation under Section 4.5.1 of the Missouri Agreement remains in force. As used herein, “Market Competition” shall mean a circumstance where any one or more Third Parties have received Marketing Approval for, and are conducting bona fide on-going commercial sales of, Products in the Field in such country.
     5.5 Combination Products. In the event that the JSC approves the development, manufacture and/or sale of any Combination Product as set forth in Section 2.6, the calculation of Net Sales of such Combination Product by Schering and its Affiliates and Sublicensees will be adjusted for purposes of determining royalties payable hereunder in such manner as the JSC may agree in good faith negotiations.
     5.6 Withholding. All payments due Santarus from Schering hereunder shall be made without deduction for any withholding taxes, or similar governmental charge.
     5.7 Method of Payments. All amounts payable to Santarus under this Agreement shall be payable in U.S. Dollars by wire transfer to a bank account it designates. In the case of royalties on Net Sales, all amounts payable shall first be calculated in the currency of sale and then converted into U.S. Dollars at the official rate of exchange of the currency of the country from which such royalties are payable as quoted by the Wall Street Journal, New York Edition, for the last day of the calendar quarter for which such royalties are due. All payments under this Agreement shall bear interest from the date due until paid at a rate equal to [***], as quoted by the Wall Street Journal, New York Edition, on the date such payment was due, or, if less, the maximum rate permitted by applicable law.
     5.8 Royalty Reports and Payments. After the First Commercial Sale by Schering or its Affiliates or Sublicensees of the first Licensed Product in the Field for which royalties are payable hereunder, Schering shall make quarterly written reports to Santarus stating in each

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such report, separately for Schering and each of its Affiliates and Sublicensees, and by country: (i) the number, description and aggregate gross and Net Sales of each Licensed Product sold in the Field during the immediately preceding quarter, including reasonably detailed descriptions of all itemized deductions from gross sales; (ii) any reconciliation adjustments for amounts reported in the monthly interim reports for such quarter; (iii) the calculated amount of royalties due Santarus on account of such Net Sales; and (iv) the basis for calculation of royalties due Santarus, including applicable deductions/adjustments, together with the exchange rates used for conversion and the royalty due to Santarus thereon. Schering shall also make monthly interim written reports to Santarus stating in each such report, separately for Schering and each of its Affiliates and Sublicensees, and by country, the aggregate Net Sales of Licensed Products sold in the Field during the immediately preceding month. If no royalties are due for a particular quarter or month, Schering shall so report to Santarus. Schering’s quarterly reports under this Section 5.8 for each calendar quarter shall be transmitted to Santarus by express mail or express delivery service, and by email (to [***] and [***], or to such other e-mail address(es) as Santarus may from time to time designate in writing), within thirty (30) days after the end of such calendar quarter. Monthly interim reports under this Section 5.8 for each calendar month shall be transmitted to Santarus by email (to [***] and [***], or to such other e-mail address(es) as Santarus may from time to time designate in writing) within ten (10) days after the end of such calendar month, and upon request of Santarus shall also be transmitted to Santarus in hardcopy by express mail or express delivery service promptly following such request. All reports required by this Section 5.8 shall be marked “CONFIDENTIAL” by Schering and shall be treated by Santarus as the Confidential Information of Schering, subject to the terms and conditions of Article 8.
     5.9 Audits. Schering shall keep, and cause its Affiliates and Sublicensees to keep, complete and accurate records in sufficient detail to enable (i) a determination of whether Schering (or its Affiliates or Sublicensees) are complying with their spending and other financial obligations under this Agreement and (ii) a calculation of royalties due Santarus on account of Net Sales of Licensed Products in the Field and Territory, determined in accordance with Generally Accepted Accounting Principles (including setting forth gross sales of each Licensed Product, Net Sales of each Licensed Product, reasonably detailed descriptions of all itemized deductions from gross sales taken to calculate Net Sales and amounts payable hereunder to Santarus for each such Licensed Product). For the sole purpose of verifying amounts relating to this Agreement, Santarus shall have the right no more than one time each calendar year, at its own expense, to have independent auditors reasonably acceptable to Schering review such records for the preceding [***] calendar years in the location(s) where such records are maintained by Schering and its Affiliates upon reasonable notice and during regular business hours. Results of such review shall be made available to Schering. The records and results of such audits shall be deemed Confidential Information of Schering. In the event that such a review identifies an underpayment greater than [***] percent ([***]%) of the amounts that were otherwise due for a calendar year during such period, Santarus shall have the right to conduct a similar review of the records for up to an additional [***] year period for the [***] calendar years immediately preceding the initial review period. In any event, the total review period for such a review will not exceed [***] calendar years. Further, if the review reflects an underpayment to Santarus, such underpayment shall be promptly remitted to Santarus, together with interest calculated in the manner provided in Section 5.7. If the review reflects an overpayment to Santarus, such overpayment shall be credited against the next payment due Santarus. If the underpayment is greater than [***] percent ([***]%) of the amount that was otherwise due for a calendar year in such period, Schering shall reimburse Santarus for the costs of such review.

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ARTICLE 6
INTELLECTUAL PROPERTY RIGHTS
     6.1 Inventions. With respect to inventions and intellectual property arising during the course of, or as a result of, each Party’s performance under this Agreement, (i) title to all inventions and intellectual property made by Schering employees or its agents hereunder (each a “Schering Invention”) shall be solely owned by Schering, (ii) title to all inventions and intellectual property made by Santarus employees or its agents hereunder (each a “Santarus Invention”) shall be solely owned by Santarus, and (iii) title to all inventions and intellectual property made by jointly by Schering employees or agents and Santarus employees or agents shall be jointly owned. Inventorship of inventions shall be determined in accordance with the laws of inventorship of the United States.
     6.2 Patent Coordination. Without limiting the provisions of this Article 6, the Parties agree to confer from time to time, as either Party may reasonably request, to discuss appropriate activities and strategies for protecting and enforcing their respective patents and other intellectual property licensed hereunder, as may mutually benefit both Parties. The JSC may create a subcommittee for the purpose of facilitating such discussions. Schering shall keep Santarus reasonably and timely informed regarding patent applications within the Schering Patents related to Licensed Products or Prescription Products, or their use, that are being prosecuted in countries within and outside the Territory. Santarus shall have the right to advise and comment upon the prosecution of patent applications for such Schering Patents in the Territory to the extent related to Licensed Products or Prescription Products, and Schering agrees to consider in good faith and incorporate such advice and comments of Santarus to the extent reasonably acceptable to Schering.
     6.3 Santarus Patents.
          6.3.1 Prosecution. As between the Parties, Santarus shall remain the sole owner of the Santarus Patents and Santarus Know-How. Santarus shall remain responsible, in its discretion, for preparing, filing, prosecuting, handling any interferences, re-examinations or reissues, and otherwise maintaining, the Santarus Patents (“Patent Activities”) during the term of this Agreement. Santarus shall keep Schering reasonably and timely informed regarding patent applications within the Santarus Patents related to Licensed Products, or their use, that are being prosecuted in countries within the Territory, and Santarus shall make available to Schering (or its designated counsel) copies of such patent application files and shall make available to Schering (or its designated counsel) all office actions relating to those patent applications, and copies of material correspondence with the various patent offices in the Territory relating to the Santarus Patents to the extent they relate to any Licensed Products. Schering shall have the right to advise and comment upon the prosecution of patent applications within the Santarus Patents. Santarus shall, in good faith, consider and incorporate such advice and comments of Schering to the extent reasonably acceptable to Santarus.
     6.3.2 [***]. Except as otherwise provided in the following sentence with respect to the patent applications indicated as “[***]” on Exhibit B and patents issuing thereon (such patent applications and patents referred to as “[***]”), Schering shall reimburse Santarus for [***] percent ([***]%) of Santarus’ costs and fees involved in Patent Activities (“Patent Costs”) for the Santarus Patents in the Territory during the term of this Agreement within thirty (30) days following receipt of an invoice therefor, unless otherwise agreed to by the Parties in writing. Notwithstanding the preceding sentence, Schering shall not be required to reimburse Santarus for Patent Costs to the extent attributable to [***] unless and until such time as the JSC (or the Parties) approve Schering’s development or commercialization of [***] covered by one or more claims of one or more such [***], in which event Schering shall (i) reimburse Santarus for [***]

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percent ([***]%) of Patent Costs incurred after such approval that are attributable to Patent Activities for the applicable [***] in the Territory, and (ii) reimburse Santarus for [***] percent ([***]%) of Santarus’ past Patent Costs incurred after the Effective Date that are attributable to Patent Activities for the applicable [***] in the Territory, within thirty (30) days following receipt of an invoice therefor.
          6.3.3 Third Party Allocation. If Santarus grants a license under any one or more Santarus Patents to any Third Party during the term of this Agreement and is entitled to additional reimbursement of Patent Costs from such Third Party, then the Parties shall discuss in good faith a reasonable and equitable allocation between the Parties of Patent Costs incurred in connection with such Santarus Patents following the effective date of such license.
          6.3.4 Additional Filings. Upon request of Schering, the Parties shall discuss in good faith the filing of any continuation, continuation-in-part, or divisional to any patent or patent application within the Santarus Patents to be filed in the Territory beyond those Santarus may elect to file, which continuation, continuation-in-part or divisional relates to the Licensed Products and/or their use. Together with such discussions, the Parties shall discuss in good faith and agree on a reasonable and appropriate allocation of Patent Costs in connection with such application (and any patent issuing thereon).
          6.3.5 Missouri Agreement. Santarus shall take all commercially reasonable actions necessary to remain in good standing under the Missouri Agreement and to maintain it in full force and effect during the term of this Agreement.
     6.4 Enforcement of Santarus Patents.
          6.4.1 In-Licensed Patents. It is understood and agreed that, with respect to patents and patent applications within the Santarus Patents that are owned by a Third Party and licensed to Santarus, the provisions set forth in this Section 6.4 (and the provisions of Section 6.3 above) shall apply only to the extent consistent with Santarus’ obligations under the applicable in-license for such Santarus Patents.
          6.4.2 General Enforcement. Each Party shall promptly notify the other in writing of any actual or suspected infringement of any Santarus Patents in the Territory (including via unauthorized importation into the Territory for sale in the Territory) or upon receiving notification that a Santarus Patent is subject to a declaratory judgment action alleging non-infringement, invalidity or unenforceability, which notification shall specify in reasonable detail the nature of such actual or suspected infringement or judicial action. Schering shall not give notice of infringement of the Santarus Patents to any Third Party other than a consultant or advisor under contract to Schering (and bound by reasonable obligations of confidentiality) without Santarus’ consent; provided, however, that Schering may give such notice to a Third Party, without Santarus’ consent but upon thirty (30) days prior written notice to Santarus (or, if shorter, as much advance written notice is as is reasonably practicable), if: (a) Santarus has declined to take steps to abate such infringement and Schering has the right to enforce the Santarus Patents against such Third Party infringer as set forth in this Section 6.4.2; or (b) disclosure is required by securities or other laws to which Schering is subject; or (c) disclosure is made in the course of a financial audit. Unless the Parties otherwise mutually agree, Santarus shall have the initial right, using counsel of its choice, to enforce the Santarus Patents or defend any declaratory action with respect thereto, at its expense, and Schering shall give all reasonable assistance (excluding financial assistance) to Santarus in such action, at Santarus’ expense. However, if, (A) within [***] days following a written request by Schering to do so and confirmation of facts reasonably supporting existence of such actual or suspected infringement, Santarus fails to bring an infringement suit or take other commercially reasonable action to protect the Santarus Patents from such infringement, or to abate such infringement (which may

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in Santarus’ discretion include, without limitation, negotiations for a license (not in conflict with the licenses granted Schering herein) from Santarus for the manufacture, use or sale of Prescription Products or Products to be sold outside the Territory) and/or (B) Santarus elects not to defend, or continue defending, a declaratory judgment action regarding the Santarus Patents, in each case arising from an infringement or threatened infringement with respect to Licensed Products in the Field and Territory, then Schering shall have the right, at its sole discretion, to institute such suit or take other appropriate action in the name of either itself or both Parties using counsel of its choice, at its own expense, and with the right to control the course of such action (and Santarus shall provide all reasonable assistance, other than financial, to Schering for such action, at Schering’s expense, including joining such action if necessary to maintain such action, and Santarus shall have the right to join and participate in such action whether or not such joinder is requested by Schering).
          6.4.3 Recovery. In the event that either Party recovers any amounts from any litigation or settlement pursuant to Section 6.4.2 or 6.4.5, such amounts shall first be applied to reimburse the Parties for their respective actual out-of-pocket expenses, or equitable proportions thereof. Of any remaining amounts, the amount (if any) which is required to be paid to the Curators of the University of Missouri under the terms of the Missouri Agreement licensing such Santarus Patents to Santarus shall then be paid to the University of Missouri, and any amounts remaining thereafter shall (i) to the extent attributable to infringement of the Santarus Patents in the Field in the Territory, be distributed [***] percent ([***]%) to the Party initiating and leading such action and [***] percent ([***]%) to the other Party, or as the Parties may otherwise agree in writing, and (ii) to the extent not attributable to infringement of the Santarus Patents in the Field in the Territory, be distributed to (or retained by) Santarus.
          6.4.4 Limits on Disposition. In no case may Schering enter into any settlement or consent judgment or other voluntary final disposition that: (i) extends, or purports to exercise, Schering’s rights under the Santarus IP beyond the rights granted pursuant to this Agreement, (ii) makes any admission regarding wrongdoing by Santarus or the Curators of the University of Missouri, or the invalidity, unenforceability or absence of infringement of any Santarus Patents; (iii) subjects Santarus to an injunction or other equitable relief; or (iv) obligates Santarus to make a monetary payment; in all cases without the prior written consent of Santarus, which consent shall not be unreasonably withheld or delayed. Similarly, in no case may Santarus enter into any settlement or consent judgment or other voluntary final disposition that: (a) limits Schering’s rights under the Santarus IP or under this Agreement other than as expressly stated herein; (b) makes any admission regarding wrongdoing on the part of Schering, an Affiliate or Sublicensee, or the invalidity, unenforceability or absence of infringement of any Schering Incorporated IP; (c) subjects Schering to an injunction or other equitable relief; (d) obligates Schering to make a monetary payment; or (e) extends, or purports to exercise, Santarus’ rights under the Schering Incorporated IP beyond the rights granted pursuant to this Agreement; in all cases without the prior written consent of Schering, which consent shall not be unreasonably withheld or delayed.
          6.4.5 Hatch-Waxman Notice. Notwithstanding the provisions of Section 6.4.2, in the event of a notice received by Santarus or Schering under Paragraph IV of the Hatch-Waxman Act with respect to a Licensed Product in the Field, (i) the receiving Party shall promptly provide the other Party with notice of such Paragraph IV notice, (ii) Santarus shall have the initial right to institute an action for infringement in connection with such Paragraph IV notice at Santarus’ expense and shall provide Schering with notice of whether it intends to institute such infringement suit within [***] days of receipt of the Paragraph IV notice and (ii) if Santarus provides notice to Schering in such period that Santarus will not institute an infringement suit or provides no notice in such period, then Schering shall have the right to

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institute an infringement suit in such matter at Schering’s expense. In any such proceeding, the provisions set forth in Sections 6.4.2 and 6.4.3 above with respect to cooperation and allocation of recoveries shall apply, and the provisions of Section 6.4.4 shall also apply.
          6.4.6 Defensive. If the manufacture, sale or use of a Licensed Product in the Field pursuant to this Agreement results in any claim, suit or proceeding in the Territory alleging patent infringement against Schering, then Section 6.4.4 shall apply to Schering’s ability to enter into any settlement or consent judgment or other voluntary final disposition with respect thereto.
          6.4.7 Litigation Activities Update. The Parties shall keep one another reasonably informed of the status of, and of their respective activities regarding, any litigation or settlement thereof concerning Licensed Products in the Field or the Santarus Patents.
     6.5 Marks. Santarus shall use commercially reasonable efforts to file and maintain trademark applications for Santarus Marks in the Territory during the term of this Agreement. Santarus shall use reasonable efforts to file and maintain trademark applications for the Product Marks in the Territory during the term of this Agreement, and will file new trademark applications in the Territory that incorporate the Product Marks upon the reasonable request of Schering, including filing trademark applications for use with Licensed Products in the Field in countries in the Territory other than the United States. Schering agrees to pay all reasonable costs and expenses associated with filing and maintaining such trademark registrations, including oppositions and other related proceedings. In the event that Schering elects not to use any one or more specific Product Marks, Schering may give Santarus ninety (90) days prior written notice thereof, and shall not be obligated to pay costs and expenses related to such specific Product Mark thereafter, and shall have no right to use such specific Product Mark. Santarus may, in its discretion, elect to proceed or continue with filing and/or maintaining trademark registrations for such specific Product Mark, at Santarus’ expense.
     6.6 Enforcement of Product Marks. In the event either Party becomes aware of any actual or threatened infringement or misappropriation of a Product Mark by a Third Party in the Field in the Territory, such Party shall promptly notify the other Party, and the Parties shall consult with each other in good faith to determine jointly the best way to prevent such infringement, including, without limitation, by instituting legal proceedings against such Third Party. Santarus shall have the first right, but not obligation, at its own expense, to enforce rights in the Product Marks against any Third Party infringer or alleged infringer. In the event that Santarus does not elect to undertake such enforcement within [***] days following a written request by Schering to do so and confirmation of facts reasonably supporting existence of such actual or threatened infringement or misappropriation, then Schering shall have the right to undertake and control such enforcement of the Product Mark in the Field in the Territory, including selecting counsel, at Schering’s own expense. If either Party so desires, it may, at its own expense, join an action instituted by the other Party (though Schering may only join an action in connection with actual or threatened infringement or misappropriation of the Product Mark by a Third Party in the Field in the Territory), and the other Party shall not oppose any such attempt. Any and all amounts recovered with respect to such an action shall be applied first to reimburse the Parties for their out-of-pocket expenses (including attorneys’ fees) in prosecuting such infringement or misappropriation, or equitable portions thereof. The remainder shall be divided between the Parties with [***] percent ([***]%) to the Party paying for such action and [***] percent ([***]%) to the other Party. The Parties shall keep one another reasonably informed of the status of, and of their respective activities regarding, any litigation or settlement thereof concerning Product Marks in the Territory. Either Party’s ability to enter into a settlement or consent judgment or other voluntary final disposition of such matter shall be limited in the same manner as under Section 6.4.4.

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     6.7 Common Interest Agreement. The Parties may agree to enter into one or more mutually agreed common interest agreements in order to further their common legal and business interests with respect to proceedings and matters referred to in this Article 6, and/or with respect to proceedings and matters for which one Party indemnifies the other pursuant to Article 7, while protecting to the extent permitted by law the attorney-client privilege, attorney work product protections, and other privileges and protections with respect to information and materials they may exchange.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
     7.1 Warranties.
          7.1.1 Santarus. Santarus warrants and represents to Schering that:
               (i) the execution, delivery and performance of this Agreement have been duly authorized by all corporate action necessary on its part;
               (ii) as of the Effective Date, and except as otherwise disclosed to Schering (including without limitation as otherwise indicated in Exhibit B attached hereto or as provided in the Missouri Agreement), or as otherwise disclosed in Santarus’ filings with the Securities Exchange Commission, it is the sole and exclusive owner or exclusive licensee of the entire right, title and interest in and to each of the Santarus Patents, Santarus Marks and all of the Santarus Know-How free and clear of any liens, charges, claims and encumbrances and has the right to grant rights therein to Schering in the Territory;
               (iii) as of the Effective Date, there are no existing or, to the knowledge of Santarus threatened, litigation actions, suits or claims pending against it before any court or governmental agency or other tribunal with respect to the Santarus IP in the Territory or its right to enter into and perform its obligations under this Agreement, in each case other than as disclosed in Santarus’ filings with the Securities Exchange Commission (which filings exclude the “Risk Factors” section except for specific events that have actually occurred and are disclosed in that section);
               (iv) as of the Effective Date, there are no oppositions or interferences concerning the Santarus Patents or Santarus Marks in the Territory pending before any governmental agency or other tribunal, in each case other than as disclosed in Santarus’ filings with the Securities Exchange Commission (which filings exclude the “Risk Factors” section except for specific events that have actually occurred and are disclosed in that section);
               (v) as of the Effective Date, (to the knowledge of Santarus with respect to in-licensed intellectual property) all maintenance fees and annual payments due for the Santarus Patents and Santarus Marks in the Territory have been paid;
               (vi) as of the Effective Date, except as otherwise disclosed in Santarus’ filings with the Securities Exchange Commission (which filings exclude the “Risk Factors” section except for specific events that have actually occurred and are disclosed in that section), it has not granted any right, license or interest in, or to, the Santarus IP that is in conflict with the rights or licenses granted under this Agreement;
               (vii) as of the Effective Date, the execution, delivery and performance of this Agreement by Santarus does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, and Santarus will not enter into any such agreement or arrangement during the term of this Agreement which would conflict with Santarus’ performance and obligations hereunder, and
               (viii) as of the Effective Date, it has not omitted to furnish Schering with any information requested by Schering, nor intentionally concealed from Schering, any information in its possession relating to safety data, adverse events or the prescription drug information for Prescription Products that contain omeprazole and no other PPI, as and to the extent the foregoing relates to Licensed Products and would be material to Schering’s decision to enter into this Agreement and to undertake the commitments and obligations set forth herein.
          7.1.2 Schering. Schering warrants and represents to Santarus that: (i) it has the full right and authority to enter into this Agreement; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all corporate action necessary on its part; (iii) as of the Effective Date the execution, delivery and performance of this Agreement by Schering does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, and Schering will not enter into any such agreement or arrangement during the term of this Agreement which would conflict with Schering’s performance and obligations hereunder; (iv) Schering and its Affiliates and Sublicensees shall conduct all development, manufacture, marketing and sales of Licensed Products in accordance with applicable laws and regulations; and (v) as of the Effective Date, it has not omitted to furnish Santarus with, nor intentionally concealed from Santarus, any information in its possession concerning its obligations hereunder or the transactions contemplated by this Agreement, which would be material to Santarus’ decision to enter into this Agreement and to undertake the commitments and obligations set forth herein.
     7.2 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS ARTICLE 7, SCHERING AND SANTARUS EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ITS CONFIDENTIAL INFORMATION, PRODUCTS, AND THE SANTARUS IP, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, ENFORCEABILITY AND/OR VALIDITY OF THE SANTARUS PATENTS, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
     7.3 Indemnification.
          7.3.1 By Santarus. Santarus shall indemnify, defend and hold Schering, its Affiliates, directors, employees, agents and representatives harmless from and against all liabilities, claims, demands, expenses (including, without limitation, reasonable attorneys and professional fees and other costs of litigation), losses or causes of action asserted by a Third Party (each, a “Claim”) that arise from:
               (i) a breach of a representation, warranty or covenant in this Agreement by Santarus; or
               (ii) a negligent act or omission or willful misconduct by Santarus, its Affiliates or sublicensees in the performance of its obligations under this Agreement;
except, in all cases, to the extent that such Claim arises out of the negligence or willful misconduct of Schering, its Affiliates or Sublicensees or a breach by Schering of a representation, warranty or covenant in this Agreement.
          7.3.2 By Schering. Schering shall indemnify, defend and hold Santarus, its Affiliates, directors, sublicensees, employees, agents and representatives, and the Curators of the University of Missouri, harmless from and against all Claims that arise from:

               (i) a breach of a representation, warranty or covenant in this Agreement by Schering (or by its Affiliates and Sublicenses with respect to Section 7.1.2(iv) only);
               (ii) a negligent act or omission or willful misconduct by Schering or its Affiliate or Sublicensee in the performance of its obligations under this Agreement; or
               (iii) the development, sale or other exploitation of Licensed Products by or under the authority of Schering or its Affiliate or Sublicensee;
except, in all cases, to the extent that such Claim arises out of the negligence or willful misconduct of Santarus or its Affiliate or a breach by Santarus of a representation, warranty or covenant in this Agreement.
          7.3.3 Procedures. A person or entity entitled to indemnification under this Section 7.3 (an “Indemnified Party”) shall give prompt written notification (within twenty (20) days) to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement or notice of any Claim for which indemnification may be sought or, if earlier, upon the assertion of any such Claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim as provided in this Section 7.3.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except, and only, to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice). The Indemnifying Party shall be liable for any reasonable legal fees and expenses subsequently incurred in connection with the defense of such Claim after receiving such notice.
          7.3.4 Upon receiving such notice, the Indemnifying Party shall be entitled to assume control of the defense of such Claim; provided that if it does so, then the Indemnified Party shall remain entitled to participate in the defense of such Claim and to employ counsel at its own expense to assist in the handling of such Claim. The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before (i) entering into any settlement or consent judgment or other voluntary final disposition of such Claim or (ii) ceasing to defend against such Claim, if that would: (a) subject the Indemnified Party to injunctive or other equitable relief; (b) include any admission of wrongdoing on the part of the Indemnified Party; (c) affect the Indemnified Party’s business or prospects beyond those directly concerning the Licensed Product; or (d) otherwise conflict with the limitations set forth in Section 6.4.4. Additionally, the Indemnifying Party shall not consent to any settlement or consent judgment or other voluntary final disposition that does not include an unconditional and complete release from liability regarding such Claim for each Indemnified Party. Further, if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith.
          7.3.5 If the Indemnifying Party does not assume control of the defense of such Claim, the Indemnified Party shall have the right to defend such Claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party for such expenses on a quarterly basis. The Indemnified Party shall provide to the Indemnifying Party, as promptly as practicable after any claim for indemnification hereunder, such information and documentation as may be reasonably requested by the Indemnifying Party to support and verify the amounts requested, so long as such disclosure would not violate the attorney-client privilege of the Indemnified Party.

     7.4 Insurance.
          7.4.1 Santarus. Santarus shall maintain comprehensive general liability (CGL) insurance, including broad form contractual liability and product liability coverages, in an amount of at least [***] dollars ($[***]) for bodily injury and property damage. Santarus shall maintain such insurance during the term of this Agreement and thereafter for a period of [***] years. Schering shall be named as an additional insured under Santarus’ CGL policy. Upon request, Santarus shall provide Schering with a certificate of insurance as evidence of the requested coverages and shall give Schering at least thirty (30) days notice of any cancellation or termination of such insurance.
          7.4.2 Schering. Santarus acknowledges that Schering is self-insured. Schering shall maintain self-insurance at levels at least consistent with the levels of insurance described for Sublicensees in this Section 7.4.2 during the term of this Agreement and for a period of five (5) years thereafter. Schering shall ensure that its Sublicensees maintain comprehensive general liability (CGL) insurance, including broad form contractual liability and product liability coverages, in an amount of at least [***] dollars ($[***]) for bodily injury and property damage during the term of this Agreement and thereafter for a period of [***] years. Santarus shall be named as an additional insured under any such CGL policy(ies). Upon request, Schering shall provide Santarus with a certificate of insurance as evidence of the requested coverages and shall give Santarus at least thirty (30) days notice of any cancellation or termination of such insurance.
     7.5 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 11.3.3(d), AND EXCLUDING INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER THIS ARTICLE 7 AND LIABILITY OF A PARTY FOR BREACH OF ITS OBLIGATIONS UNDER ARTICLE 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OR THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY.
ARTICLE 8
CONFIDENTIALITY
     8.1 Confidentiality. The term “Confidential Information” means any proprietary technical or business information or data related to, or generated in connection with, the performance of this Agreement and that is provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement. Except as expressly provided herein, the Parties agree that, during the Term of this Agreement and for a period of ten (10) years thereafter, the Receiving Party shall keep completely confidential and shall not publish or otherwise disclose to any Third Party that is not an Affiliate of, or consultant to (and bound in writing to protect Confidential Information no less stringently than herein), the Receiving Party (except under no less stringent obligations of confidentiality and only for purposes expressly permitted herein) and shall not use for any purpose except for the purposes expressly contemplated by this Agreement, any Confidential Information furnished to it by the Disclosing Party pursuant to this Agreement. To the extent it can be established by written documentation, Confidential Information shall not include information that:
               (i) is already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

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               (ii) is generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
               (iii) becomes generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party and other than through any act or omission of the Receiving Party or a Third Party in breach of this Agreement;
               (iv) subsequently lawfully disclosed to the Receiving Party by a Third Party having no confidentiality obligations with respect thereto;
               (v) is independently developed by the Receiving Party or its Affiliates without the aid, application, use of or reference to the Disclosing Party’s Confidential Information (and such independent development can be properly documented by the Receiving Party); or
               (vi) is required by law or legitimate order of an authorized governmental authority or agency to be disclosed by the Receiving Party; provided, however, that such Receiving Party (a) gives the Disclosing Party sufficient advance written notice, to the extent reasonably practicable, to permit it to seek a protective order or other similar order with respect to such Confidential Information and (b) thereafter discloses only the minimum information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by such Disclosing Party.
     8.2 Agreement Terms/Publicity. Except to the extent that this Agreement must be filed with the Securities and Exchange Commission, each Party agrees to hold as confidential this Agreement and its terms and agrees to consult with the other Party before issuing any press release or making any public statement regarding it and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any public statement prior to such consultation and without first obtaining the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed. The Party proposing to make the press release or other public statement shall give due consideration to any reasonable comments by the other Party relating to such proposed press release or other public statement. Notwithstanding the foregoing, in connection with the execution of this Agreement, Santarus may issue a press release with such content as may be mutually agreed. The principles to be observed by Schering and Santarus in press releases or other public statements regarding this Agreement shall be: accuracy, compliance with applicable legal requirements, the requirements of confidentiality under this Article 8 and normal business practice in the pharmaceutical industry for such disclosures by companies comparable to Schering and Santarus. For the avoidance of doubt, either Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with law or for appropriate market disclosure. In addition, if a public disclosure is required by law, including without limitation in a filing with the United States Securities and Exchange Commission, the disclosing Party shall provide copies of the proposed disclosure reasonably in advance of such filing or other disclosure for the non-disclosing Party’s prior review and comment and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement for which confidential treatment should be sought.
     8.3 Permitted Use and Disclosures. The Receiving Party may disclose the Disclosing Party’s Confidential Information to Regulatory Authorities to the extent that such disclosure is reasonably necessary to exercise any rights under this Agreement to develop, manufacture or commercialize (i) Licensed Products in the Field in the Territory, in the case of Schering, and (ii) Prescription Products bearing the Santarus Marks in the Territory, in the case of Santarus. Further, a Party may disclose (a) the existence and terms of this Agreement to existing or potential investors or acquirers or merger partners, or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such investment or transaction and under appropriate conditions of confidentiality, only to the extent reasonably necessary and (b) the existence and terms (other than financial terms) of this Agreement to actual or bone fide potential Sublicensees (in the case of disclosure by Schering), or to actual or bona fide potential licensees of Prescription Products in the Territory and/or Products outside the Territory (in the case of disclosure by Santarus), in each of cases (a) and (b) above with the agreement by these permitted individuals to maintain such Confidential Information in strict confidence. Santarus may disclose the existence and terms of this Agreement to the Curators of the University of Missouri pursuant to the Missouri Agreement, subject to the confidentiality provisions set forth therein.
ARTICLE 9
TERM AND TERMINATION
     9.1 Term. Unless earlier terminated as provided in this Article 9 (and Section 11.3.3(d), if applicable), this Agreement shall come into force on the Effective Date and shall continue for as long as Schering or an Affiliate or Sublicensee is marketing Licensed Products in the Field and Territory.
     9.2 Termination for Breach. This Agreement may be terminated by either Party if the other Party is in material breach of its material obligations hereunder and has not cured such breach within thirty (30) days after the date on which written notice requesting cure of the breach and providing reasonable detail of the particulars of the alleged breach is sent to the breaching Party; provided, however, that the cure period for late payments due hereunder shall be fifteen (15) days; and further provided, however, if the allegedly breaching Party disputes in good faith the existence of such breach, or if the Parties dispute in good faith whether such breach has been cured, then the dispute resolution provisions of Section 11.3 shall apply. It is understood and agreed that the cure period described above shall not apply with respect to termination as set forth in Section 3.7, except as expressly otherwise set forth in Section 3.7.3(a), above.
     9.3 Termination by Schering. Schering may terminate this Agreement in its entirety on one hundred eighty (180) days prior written notice to Santarus under the following conditions: (a) anytime after submitting its first NDA for a Licensed Product; or (b) if Schering does not receive Marketing Approval in the U.S. for a Licensed Product before [***].
     9.4 Insolvency. Upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by a Party, or in the event a receiver or custodian is appointed for such Party’s business, or if a substantial portion of such Party’s business is subject to attachment or similar process, then the other Party may terminate this Agreement; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof. All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined in Section 101 of such Code.
     9.5 Effect of Termination. Subject to the dispute resolution procedures of Section 11.3 (if applicable), the provisions of this Section 9.5 apply in the event this Agreement is terminated.
          9.5.1 Schering Licenses. Upon any termination of this Agreement, all licenses and rights granted to Schering hereunder with respect to Licensed Products shall concurrently

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terminate, and Santarus shall thereafter have the right (itself or through Third Parties) to continue the development, manufacture and commercialization of the Licensed Products in the Field and Territory without obligation to Schering.
          9.5.2 Transfer of Licensed Product Rights and Transition Matters.
               (a) Wind-Down Period.
                    (i) Development. In the event that Schering and/or its Affiliate has any on-going clinical trials for Licensed Products in the Field in the Territory on the effective date of termination, Schering agrees, at Santarus’ request, to either promptly transition such clinical trials to Santarus or continue to conduct such clinical trials, at Santarus’ expense, for a period requested by Santarus up to a maximum of [***] months after such termination.
                    (ii) Stock on Hand; Continuing Sales. Schering and its Affiliates and permitted Sublicensees shall have the right, for a period of up to [***] months following such termination, to sell (in the Field in the Territory) stocks of Licensed Products on hand at the time of such termination (for which Marketing Approval in the Field in the Territory has been approved prior to such termination), subject to all applicable payment, indemnity and other obligations set forth in this Agreement. In addition, Schering and its Affiliates and permitted Sublicensees agree to continue to distribute existing stocks of Licensed Products in the Field in the Territory for which Marketing Approval has been obtained, in accordance with, and subject to, the terms and conditions of this Agreement, for a period requested by Santarus, not to exceed [***] months from such termination, (for purposes of this Section 9.5.2, the “Wind-down Period”). Notwithstanding any other provision of this Agreement, during the Wind-down Period, Schering’s and its Affiliates’ and permitted Sublicensees’ rights with respect to Licensed Products in the Territory shall be non-exclusive, and Santarus shall have the right to engage one or more other distributor(s) and/or licensee(s) of the Licensed Products in all or part of the Territory. Except as provided in this Section 9.5.2(a)(ii), promptly after termination, Schering and its Affiliates and Sublicensees shall cease to sell, and thereafter for a period of [***] shall not sell, Licensed Products in the Territory, and Schering and its Affiliates and Sublicensees shall discontinue making any representation regarding their status as a licensee of Santarus in the Territory for Licensed Products.
               (b) Transition Assistance and Continuation of Supply. Schering shall cooperate with reasonable requests by Santarus to achieve, as promptly as reasonably practicable following the effective date of termination, a smooth and orderly transition to Santarus of the development, manufacturing, and commercialization of Licensed Products for the Territory, including making its personnel and other resources reasonably available to Santarus, at Schering’s expense. If Schering has entered into contracts with Third Parties (including contract manufacturers or vendors) whose services are reasonably necessary for Santarus to assume responsibility for the Licensed Products in the Field in the Territory, then Schering shall, to the extent reasonably possible and requested in writing by Santarus, assign all of such relevant Third Party agreements to Santarus. In the event that prior to, and until, the effective date of such termination, Licensed Products were manufactured by Schering or its Affiliates, Schering or its Affiliates shall continue to supply Santarus’ requirements for the Territory of Licensed Products conforming to applicable specifications in effect as of the effective date of such termination, upon request of Santarus, for a period of up to [***] years, at a price of [***] plus reasonable delivery, determined in accordance with United States generally acceptable accounting practices. Licensed Product orders, delivery and payment will be made according to Schering’s established procedures at the time of termination.
               (c) Assignment of Regulatory Filings and Marketing Approvals. Schering shall assign and transfer, or cause to be assigned and transferred, to Santarus (or if

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not so assignable, Schering shall take all reasonable actions to make available to Santarus the benefits of) all of Schering’s and its Affiliates’ Regulatory Filings and Marketing Approvals in the Territory for the Licensed Products in the Field and Territory, and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under the Regulatory Filings to Santarus. Schering shall require each of its Sublicensees to transfer any such Regulatory Filings and Marketing Approvals for Licensed Products in the Territory to Santarus. In each case, unless otherwise prohibited by any applicable law or regulation, the foregoing assignment (or availability) shall be made within thirty (30) days after the termination date of this Agreement.
               (d) Licenses to Schering Incorporated IP; Disclosure. Santarus shall retain its license to the Schering Patents and Schering Know-How within the Schering Incorporated IP as granted in Section 4.3. In addition, effective upon such termination, Schering will grant Santarus an irrevocable, royalty-free, perpetual non-exclusive license, with the right to grant and authorize sublicenses, under (i) the Schering Patents within the Schering Incorporated IP and (ii) the Schering Know-How within the Schering Incorporated IP that is reasonably necessary for the manufacture, use or sale of, or is referenced or submitted in support of Regulatory Filings in the Territory for, one or more Licensed Products in the Territory, in each case as of the date of termination of this Agreement, to make, import, have made, use, sell and offer for sale Licensed Products in the Territory. However, in the case of any patent or patent application within the Schering Incorporated IP Controlled by Schering that requires payment of amounts to a Third Party pursuant to an applicable in-license, such patent application or patent shall only be deemed to be within the scope of the license set forth in this Section if Santarus agrees in writing to reimburse all amounts owed by Schering to such Third Party as a result of Santarus’ activities in exercise of such license. Within ninety (90) days after the effective date of termination of this Agreement, Schering shall disclose to Santarus (to the extent Schering has not already disclosed to Santarus) all preclinical, clinical and other data and Schering Know-How in Schering’s or its Affiliates’ or Sublicensees’ possession constituting Schering Incorporated IP, in electronic or other form reasonably usable by Santarus.
               (e) Schering Marks. Schering shall promptly assign to Santarus the Schering Marks, if any, owned by Schering, together with all rights in and to such Schering Marks, including applicable domain name registrations, trademark registrations and all associated goodwill.
               (f) Remaining Inventory. Schering shall transfer to Santarus all quantities of Licensed Products (including finished goods and work-in-process) in its and its Affiliates’ possession or control, within sixty (60) days after the end of the Wind-Down Period; provided, however, that Santarus shall pay Schering the fully-burdened manufacturing costs actually incurred by Schering to acquire such remaining quantities, or other lesser amount if mutually agreed upon by the Parties.
     9.6 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies at equity or law shall remain available to the Parties except as agreed to otherwise herein.
     9.7 Accrued Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other Party accrued or accruing under this Agreement prior to such expiration or termination, including the obligation to pay milestones and royalties on Net Sales occurring prior to such expiration or termination.

     9.8 Survival. The following provisions survive termination or expiration of this Agreement in accordance with their terms: Sections 4.2.4, 4.3 (unless terminated as set forth in Section 11.3.3(d)(iii)), 4.4, 4.5.2, 4.8, 5.7, 5.8, 5.9, 6.7, 7.2, 7.3, 7.4, 7.5. 9.5, 9.6, 9.7 and this Section 9.8, and Articles 8 and 11. Payment, reporting and other obligations of this Agreement shall survive with respect to sales (if any) of Licensed Products after termination pursuant to Section 9.5.2(a).
ARTICLE 10
ASSIGNMENT; CORPORATE TRANSACTIONS
     10.1 General Restriction on Assignment. Except as otherwise permitted in this Article 10, neither Party may assign or transfer its rights under this Agreement and/or delegate its duties hereunder, by merger, sale of assets, operation of law or otherwise, without the prior written consent of the other Party, and any attempted assignments or transfer without such written consent shall be void and of no effect. Upon any permitted assignment or transfer of this Agreement, (i) the other Party shall be given prompt written notice of such assignment, and (ii) the assignee shall agree in writing to be bound by the terms and conditions set forth herein.
     10.2 Certain Definitions. Except as otherwise expressly provided herein, the following terms shall have the following meanings for purposes of this Agreement:
          10.2.1 “Competing Third Party” means any entity which (or whose Affiliate) is [***].
          10.2.2 “Santarus Change of Control” means (A) a sale, lease, or other disposition of all or substantially all of the assets of Santarus to which this Agreement pertains to a Third Party, (B) any consolidation or merger of Santarus with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of Santarus immediately prior to such consolidation, merger or reorganization, represents less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a majority-owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (C) any transaction or series of related transactions to which Santarus is a party in which at least fifty percent (50%) of Santarus’ voting power is transferred; provided, that a “Change of Control” shall not include (i) any consolidation or merger effected exclusively to change the domicile of Santarus, or (ii) any transaction or series of transactions with institutional investors principally for bona fide equity financing purposes in which cash is received by Santarus or any successor, or indebtedness of Santarus is cancelled or converted, or a combination thereof.
          10.2.3 “Transaction Notice” is defined in Section 10.3.2, below.
          10.2.4 “PPI Product Company” shall mean a Competing Third Party for which sales of the PPI Pharmaceutical Product(s) of such Competing Third Party (and/or its Affiliates) account for more than [***] percent ([***]%) of the Competing Third Party’s (or/its Affiliates’) annual revenues, or for which research and development expenditures for the PPI Pharmaceutical Product(s) account for more than [***] percent ([***]%) of the Competing Third Party’s (and/or its Affiliates’) research and development expenditures incurred during the twelve calendar months preceding execution of the definitive agreement between Schering and/or its Affiliates for acquisition of such Competing Third Party or projected expenditures for the twelve calendar months following execution of such definitive agreement.
10.3 Assignment and/or Divestiture by Schering.
          10.3.1 Non-Competing Third Party. Schering may assign this Agreement without the consent of Santarus to an entity that is not a Competing Third Party and which

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acquires all or substantially all of Schering’s OTC business in the Territory, whether by merger, sale of assets or otherwise.
          10.3.2 Competing Third Party. In the event that Schering and/or its Affiliate enters into a definitive agreement (i) for a Competing Third Party to acquire all, or substantially all, of Schering’s OTC business in the Territory, or (ii) for Schering or its Affiliate to acquire a Competing Third Party, then Schering shall provide Santarus with written notice of such transaction (a “Transaction Notice”) on or before the business day immediately following the date on which the definitive agreement for such transaction is signed. Santarus shall have the right, in its discretion, to consent to such transaction and (if applicable) assignment of this Agreement to such Competing Third Party within [***] days following receipt of a Transaction Notice from Schering. If Santarus does not give written notice of its consent within such period, then:
               (a) if the Competing Third Party is a PPI Product Company, then Schering shall not have the right to assign this Agreement in connection with such transaction without Santarus’ prior written consent, and the terms and conditions of this Agreement (including without limitation the provisions of Section 4.6 and 9.2) shall apply; and
               (b) if the Competing Third Party is not a PPI Product Company, then Schering and/or the Competing Third Party (and/or the Affiliates of either) shall choose in their discretion between, and shall divest, either (i) its (and its Affiliates’) complete interest in the Licensed Products in the Territory or (ii) its (and its Affiliates’) complete interest in the other PPI Pharmaceutical Product(s), as set forth in Section 10.3.3 below.
          10.3.3 Divestiture Process. In the event that Schering and/or the Competing Third Party (and/or their Affiliates) are required to divest either the Licensed Products or the other PPI Pharmaceutical Product(s) under Section 10.3.2(b), then:
               (a) Schering shall notify Santarus in writing, within [***] days following the Transaction Notice, which product(s) (Licensed Products or the other PPI Pharmaceutical Product(s)) will be divested.
               (b) Such divestiture of either the Licensed Products or the other PPI Pharmaceutical Product(s) shall occur and be completed (other than completion of any applicable waiting period under the HSR Act or similar laws or regulations requiring a waiting period prior to consummation of the transaction) within the greater of either [***] following the applicable Transaction Notice or [***] following the earlier of (i) written notice of Santarus’ decision not to acquire Schering’s interest in the Licensed Products pursuant to Section 10.3.3(d) below or (ii) expiration of the [***] period described in Section 10.3.3(d).
               (c) Should Schering choose to divest the Licensed Products, then Schering will engage an independent investment banker at Schering’s expense to provide a valuation of Schering’s interest in this Agreement and the Licensed Products in the Territory (the “Valuation”) and shall provide Santarus with a copy of the written Valuation opinion of the investment banker within [***] following the date of the Transaction Notice. In determining such Valuation, the investment banker shall take into account all relevant economic factors, including without limitation improvements made by Schering and the value of any applicable Schering Incorporated IP, the effect (if any) of the divestiture on the value of the Licensed Products, the projected effect of Schering’s (or its successor’s or their Affiliates’) becoming a competitor to Licensed Products through sales of PPI Pharmaceutical Product(s), the value (if any) of brand identity established by Schering for the Licensed Products that would be transferred with the Licensed Products, Third Party royalties if any (including without limitation royalties that may be due to the University of Missouri), and other relevant economic factors.

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               (d) Santarus shall have the right to elect, until the later of [***] after the date of the Transaction Notice or [***] following receipt of the written Valuation as described in Section 10.3.3(c), above, to acquire all of Schering’s interest in the Licensed Products at the price set forth in the following sentence, in which event Santarus shall pay such amounts to Schering within [***] after giving notice of such election. The applicable price for Santarus to acquire all of Schering’s interest in the Licensed Products pursuant to this Section 10.3.3(d) shall be [***].
               (e) If Santarus does not elect to acquire such interest from Schering within the [***] period described in Section 10.3.3(d), above, then Schering shall transfer its and its Affiliates’ interest in the Licensed Products and subject matter of this Agreement, to a Third Party other than a Competing Third Party (and/or its Affiliates), which Third Party has [***], through an auction process conducted by an independent investment banker (which may in Schering’s discretion be the same as the investment banker described in Section 10.3.3(c) above), which divestiture (A) shall be completed within the time period set forth in Section 10.3.3(b), above and (B) shall be at a price no less than the price offered to Santarus pursuant to Section 10.3.3(d), above; provided, however, that Santarus shall have the right to identify (by written notice given within [***] following Santarus’ receipt of the Transaction Notice), up to [***] Third Parties with which Santarus does not wish to have a contractual relationship and/or to convey the licenses set forth herein, in which event this Agreement shall not be assigned to the Third Parties so identified by Santarus, and Schering’s interest in the Licensed Products in the Territory shall not be transferred to such Third Parties, without Santarus’ prior written consent, which may be withheld in Santarus’ discretion.
               (f) During the pendency of divestiture by Schering and/or the Competing Third Party of either the Licensed Products in the Territory or the other PPI Pharmaceutical Product(s), Schering covenants that it (and its successor-in-interest, if any, and their Affiliates): (A) shall continue to perform all obligations hereunder and shall use their active, sustained and diligent efforts to maintain sales of, and diligently continue manufacture, development and commercialization of, the Licensed Products in the Field throughout the Territory; (B) shall use all reasonable efforts to facilitate transition of Schering’s and its Affiliates’ interest in the Licensed Products as permitted or required under this Section 10.3.3; and (C) without limiting the restrictions set forth in Section 4.8 above, shall not without Santarus’ prior written consent disclose or transfer, to any Affiliate, division or person actively involved in activities related to the development, manufacture or commercialization of the Competing Third Party’s PPI Pharmaceutical Products, any information directly related to the development, manufacture or commercialization of Licensed Products hereunder or any Confidential Information of Santarus, other than (1) information contained in publicly available filings with the Securities Exchange Commission or other publicly available sources and/or (2) materials obtained from (and in the format obtained from) a Third Party and generally made available by such Third Party for purchase. It is understood that the foregoing does not prohibit Schering from exercising its rights under Section 8.3 or from disclosing to its parent company its own Confidential Information regarding its efforts to develop, commercialize and market Licensed Products in the Territory to the extent necessary for its acquisition or divestment process, corporate governance, compliance and auditing purposes, or to the extent necessary to perform its global pharmacovigilance obligations or otherwise perform its obligations under this Agreement.
               (g) For clarity, it is understood and agreed that Schering may assign, and shall assign, this Agreement in its entirety to a Third Party that acquires Schering’s interest in the Licensed Products through the divestiture procedure set forth in this Section 10.3.3.
               (h) It is understood and agreed that Schering shall retain, without obligation to Santarus or the University of Missouri, the consideration, if any, paid to Schering in

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connection with divestiture of the Licensed Products and assignment of this Agreement as set forth in this Section 10.3.3.
          10.3.4 Survival of Certain Rights and Licenses After Assignment. It is understood and agreed that all licenses, rights to access and use data and information, and rights to reference regulatory filings, conveyed to Santarus from Schering under Sections 3.2.3, 3.2.4 and 4.3 of this Agreement shall survive any assignment by Schering.
     10.4 Assignment by Santarus. Subject to this Section 10.4, Santarus may assign this Agreement without the consent of Schering to an entity (the “Santarus Acquirer”) that acquires all or substantially all of Santarus’ business to which this Agreement relates, whether by merger, sale of assets or otherwise.
          10.4.1 Competing Santarus Acquirer. If the Santarus Acquirer is a Competing Third Party (a “Competitive Santarus Acquirer”), Santarus shall provide Schering with written notice of such transaction on or before the first business day following the date on which the definitive agreement for such transaction is signed, and Schering shall have the right, within [***] days after receiving such notice, to elect by written notice to Santarus (or its successor-in-interest), to dissolve the JSC and undertake the following changes:
               (a) the JSC shall be discontinued immediately;
               (b) all approvals and decisions of the JSC in effect at that time shall thereafter continue in effect;
               (c) all activities of Schering and its Affiliates and Sublicensees for the development, manufacture, commercialization and marketing of Licensed Products following such assignment shall not be subject to further review and approval by the Santarus Acquirer, provided that such activities are consistent with the terms and conditions of this Agreement and approvals in effect at the time of discontinuation of the JSC (or approved pursuant to (d) or (e) below);
               (d) such Santarus Acquirer shall be obligated to reasonably consider requests by Schering to expand Schering’s rights or approve matters that would have been subject to Santarus’ approval through the JSC, consistent with the terms of this Agreement and consistent with the Parties’ intent for Schering not to exercise its licensed rights under the Santarus IP in a manner to reduce the market for Prescription Products outside the Field and bearing the Santarus Marks; and
               (e) upon written notice by Schering, Schering may require that any request by Schering described in Section 10.4.1(d) above be referred to a neutral referee for resolution as set forth in Section 11.3.4.
          10.4.2 Loss of Exclusivity. In the event that Santarus has been acquired by a Competitive Santarus Acquirer and (a) there are no Valid Claims within the Santarus Patents or other patents owned or controlled by Santarus claiming [***], and (b) one or more Third Parties have begun [***], then Schering’s license under this Agreement shall no longer require JSC or Santarus Acquirer approvals for, or be subject to Santarus Acquirer deciding vote with respect to, [***] for Licensed Products in the Field in the Territory and/or matters addressed in items (a), (b), (c) or (e) of Section 2.6.4; provided that Schering’s actions are consistent with Schering’s payment and other obligations under this Agreement (excluding the need for such JSC approvals).

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ARTICLE 11
GENERAL PROVISIONS
     11.1 Force Majeure. Neither Party shall be responsible to the other for failure or delay in performing any of its obligations under this Agreement (except the obligation to make payments when properly due) or for other non-performance hereof to the extent that such delay or non-performance is directly caused by a circumstance beyond the reasonable control and without fault or negligence of such Party, including, but not limited to earthquake, fire, flood, explosion, war, national health emergency, act of terrorism, discontinuity in the supply of power, court order or governmental interference, act of God, strike or other labor trouble (a “force majeure” condition), and provided that the affected Party shall promptly inform the other Party of this condition as soon as is reasonably practicable and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligation with all possible speed. However, nothing contained herein shall require any Party to settle any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority, or any litigation by any Third Party on terms unsatisfactory to such Party. If the force majeure condition exists for more than ninety (90) consecutive days, the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.
     11.2 Governing Law. The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of New York, United States of America, without regard to conflict of laws principles.
     11.3 Dispute Resolution.
          11.3.1 Informal Resolution. Except as otherwise provided in this Section 11.3 below, in the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement or the rights or obligations of the Parties hereunder, the Parties will try to settle their differences amicably between themselves as contemplated herein. Either Party may initiate such informal dispute resolution by sending written notice of the dispute, and an intent to arbitrate such dispute, if not resolved, to the other Party. Within thirty (30) days after such notice, appropriate representatives of the Parties shall meet in person to negotiate in good faith a resolution to the dispute within such thirty (30) day period. If such representatives are unable to promptly resolve such disputed matter within the said thirty (30) days, either Party may refer the matter by written notice to the other Party to Schering’s Chairman (or the acting head) of its Consumer Division, or his/her designee with authority to resolve such matter, and the Chief Executive Officer of Santarus, or his/her designee with authority to resolve such matter, for discussion and resolution. If such individuals or their designees are unable to resolve such dispute within thirty (30) days of such written notice, either Party may initiate arbitration proceedings in accordance with Sections 11.3.2 through 11.3.4, as applicable.
          11.3.2 Non-Binding Determination; Tolling of Cure Period.
               (a) Notwithstanding Section 9.2, above, if a Party alleged to be in breach of a material obligation or provision of this Agreement disputes the existence of such breach within the applicable thirty (30) day cure period described in Section 9.2, or if the Parties dispute whether such breach has been cured, the parties shall submit such dispute to a single arbitrator from the American Arbitration Association (“AAA”) for a preliminary, non-binding determination as to whether it was more likely than not that a material obligation or provision of this Agreement was breached (and/or whether such breach has been cured), such determination to be made within sixty (60) days following initiation of the arbitration. Such arbitration shall be conducted in Chicago, Illinois, pursuant to the commercial arbitration rules of the AAA, as modified by the procedures set forth in this Section 11.3.2. If the Parties cannot agree on an arbitrator within ten (10) days following submission of the matter to arbitration, then the AAA shall select a neutral arbitrator within ten (10) days thereafter. The arbitrator shall limit, or expedite by the arbitrator’s order, discovery, briefing and/or argument with a goal of permitting a final determination within the applicable sixty-day period, and with a goal of limiting the expense and burden on the Parties, but shall order such discovery, briefing and argument as the arbitrator deems necessary to permit a reasonable preliminary determination as set forth herein.
               (b) If the arbitrator determines that it is more likely than not that a full arbitration in accordance with Section 11.3.3 would result in a finding that (or, if applicable, that a court of competent jurisdiction would determine that) the asserted breach was a breach of a material obligation or provision of this Agreement and has not been cured, the breaching Party shall then have thirty (30) days following such determination to cure such alleged breach, and any right of termination under Section 9.2 shall be tolled during such thirty (30) days period.
               (c) Alternatively, if on the other hand, the arbitrator determines either that, (i) it is more likely than not that a full arbitration in accordance with Section 11.3.3 would result in a finding that (or, if applicable, that a court of competent jurisdiction would determine that) the asserted breach was not a breach of a material obligation or provision of this Agreement, or (ii) that such breach has been cured, then the applicable cure period shall be tolled and the non-breaching Party shall not have the right to terminate this Agreement (and/or to obtain the alternative remedies described in Section 11.3.3(d) below) unless and until it has been finally determined under Section 11.3.3 that a material obligation or provision of this Agreement has been breached and the breaching Party fails to cure such breach within thirty (30) days after such determination.
               (d) It is understood that a determination by the arbitrator in accordance with this Section 11.3.2 will not be binding on the Parties as to whether the disputed activity was in fact a breach of a material obligation or provision of this Agreement (and/or whether any such breach has been cured). In any case, a final determination of whether an uncured breach of a material obligation or provision of this Agreement has occurred shall be determined only pursuant to Section 11.3.3 below. If the dispute proceeds to binding arbitration as set forth in Section 11.3.3, below, the arbitrators for such proceeding shall be different than the arbitrator for the proceeding described in this Section 11.3.2. In no event shall any Party be entitled to invoke the provisions of this Section 11.3.2 more than once with respect to each such alleged breach.
          11.3.3 Full Arbitration. If a dispute is unresolved following attempted informal dispute resolution pursuant to Section 11.3.1, then either Party may initiate arbitration before a panel of three (3) arbitrators in accordance with the commercial arbitration rules of the AAA then in force (whether or not either Party has initiated the non-binding arbitration described in Section 11.3.2); provided, however, that any dispute related to the infringement, validity or enforcement of any intellectual property right shall be heard by a court of competent jurisdiction in the country where such right exists. The following provisions shall apply with respect to such arbitration:
               (a) Arbitrators. Within thirty (30) days after receipt of the notice of arbitration by the Party not initiating such arbitration, each Party shall appoint an arbitrator who is independent of the Parties (which arbitrator appointed by Schering shall have reasonable knowledge regarding the consumer packaged goods industry, and which arbitrator appointed by Santarus shall have reasonable knowledge regarding the pharmaceutical industry), and those two arbitrators shall appoint the third arbitrator within thirty (30) days. In the event that the two (2) arbitrators are unable to agree on a third within the required time, either Party may apply under the applicable rules of the AAA for the appointment of that third arbitrator, and the selection of an arbitrator under such rules of the AAA shall be final and binding on the Parties.
               (b) Process. The arbitration panel shall determine what discovery will be permitted; provided that the arbitration panel shall permit such discovery as the panel deems necessary to permit a fair resolution of the dispute. The Parties shall seek to timely appoint their respective arbitrators and to have the full panel of three (3) arbitrators appointed within three (3) months after the non-initiating Party received the notice of termination, and seek to conclude the arbitration within nine (9) months after the full arbitration panel has been appointed. The place of arbitration shall be Chicago, Illinois.
               (c) Final and Binding. The Parties agree that the award rendered shall be final and binding upon the Parties, and shall be the sole and exclusive remedy with respect to all disputes, controversies, claims and counterclaims presented to the arbitrators (which shall not include any dispute related to the infringement, validity or enforcement of any intellectual property).
               (d) Remedies. [***]. In determining the appropriate remedy(ies) hereunder, the arbitrators may take into account the number of prior breaches committed by a breaching Party, the number of prior accusations of breaches alleged by the Parties and any prior breaches found to be in bad faith. In the event that the arbitrators determine that there has been a material breach of a material provision of this Agreement, and that such breach has not been cured, the non-breaching Party shall be entitled to termination of this Agreement pursuant to Section 9.2, except as follows:
                    (i) If, pursuant to Section 11.3.2, the cure period with respect to such breach has been tolled pending binding arbitration under this Section 11.3.3, then the non-breaching Party shall not be entitled to terminate this Agreement unless the breaching Party has failed to cure such breach within thirty (30) days after the final determination of such breach by the arbitrators under this Section 13.3.3, and the arbitration panel shall retain authority to hear a dispute or motion by either Party concerning the adequacy of any such cure for a period of thirty (30) days following such cure period (and any extension thereof granted or agreed to, in writing, by the non-breaching Party). For clarity, it is understood that any dispute regarding the adequacy of such cure shall not be subject to Section 11.3.2 above.
                    (ii) If (A) Schering is the breaching Party, (B) the breach is not a breach of Schering’s obligations under Section 4.6, and (C) at the time of the arbitration, Schering has [***], then the Santarus shall not automatically be entitled to termination of this Agreement; provided, however, that the arbitrators shall order such remedy(ies) as the arbitrators determine are fair and equitable under the circumstances, which remedies may in the arbitrators’ discretion include: (X) [***], and/or (Y) termination of this Agreement pursuant to Section 9.2, such termination subject to the applicable period to cure (and authority of the arbitration panel to determine adequacy of such cure) as described in (i) above, if any. In shaping and awarding such remedies, if any, the arbitration panel shall consider and weigh Santarus’ damages suffered, the relative faults of the Parties and their actions taken to mitigate damages, the value of the rights in Licensed Product to be transferred to Santarus if termination is ordered, the value of Schering’s efforts in establishing such value in the Licensed Product, and the value of the rights and licenses conveyed by each Party to the other under this Agreement. Notwithstanding the foregoing, it is understood and agreed that Santarus shall be entitled to termination of the Agreement for material breaches of Section 4.6.
                    (iii) If Santarus is the breaching Party (and subject to the applicable period to cure, and authority of the arbitration panel to determine adequacy of such cure, as described in (i) above, if any), the arbitrators shall order such remedy(ies) as the arbitrators

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determine are fair and equitable under the circumstances, which remedies may in the arbitrators’ discretion include: (A) an award of damages (subject to the limitations of Section 7.5), (B) a reduction in the royalties payable by Schering to Santarus hereunder (provided, however, that the panel shall not be empowered to reduce the royalties due Santarus below [***] percent ([***]%) of the amount otherwise due, nor below the royalty (if any) then owed by Santarus under the Missouri Agreement on account of Net Sales of such Licensed Products in the Territory), and/or (C) termination of the license to Santarus under Section 4.3 with respect to Schering Know-How (other than Schering Know-How within the Schering Incorporated IP that is reasonably necessary for the manufacture, use or sale of, or is referenced or submitted in support of Regulatory Filings in the Territory for, one or more Prescription Products outside the Field in the Territory bearing the Santarus Marks (or intended to bear the Santarus Marks upon Marketing Approval)). In shaping and awarding such remedies, if any, the panel shall consider and weigh Schering’s damages suffered, the relative faults of the Parties, and the value of the rights and licenses conveyed by each Party to the other under this Agreement.
               (e) Not Public. The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties, and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party, except to the extent (and solely to the extent) either party is required to disclose such information by applicable securities or other laws.
               (f) Courts. Nothing in this Agreement shall be deemed as preventing any Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect any Party’s name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be. The Parties hereby consent to the jurisdiction of the state and federal courts in and for California, solely for purposes of compelling arbitration under this Agreement.
          11.3.4 Certain Approvals Following Santarus Acquisition. Pursuant to Section 10.4.1(e), Schering may refer certain matters that are subject to JSC or Santarus approval to a neutral referee under the circumstances specified in such section. In such event, such matters shall be submitted to arbitration for determination by a single arbitrator selected in accordance with the rules of the AAA having experience with the consumer package goods industry and sales of OTC products. Schering shall present its request and reasoning therefor to the arbitrator, and Santarus’ successor-in-interest shall present its reasons against such request, and the Parties shall be bound by the decision of such arbitrator as to whether such approval shall be given. The arbitrator shall determine whether the Competitive Santarus Acquirer has a reasonable basis for denying approval of the requested matter for the purpose of protecting the Prescription Products bearing the Santarus Marks outside the Field and in the Territory, taking into account (i) the reasons articulated for and against the requested approval and (ii) the likelihood and size of reduction (if any) in the market for Prescription Products bearing the Santarus Marks in the Territory and outside the Field arising from such approval or action. Any determination subject to this Section 11.3.4 shall be completed within ninety (90) days from the filing of a notice of a request for such arbitration.
     11.4 Severability. Should one or several provisions of the Agreement be or become invalid, then the Parties shall substitute such invalid provisions by valid ones, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the Parties would have contracted this Agreement with those new provisions. In the event that such provisions cannot be determined or are legally impermissible, the invalidity of one or

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several provisions of the Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it is to be reasonably assumed that the Parties would not have contracted this Agreement without the invalid provisions.
     11.5 Notices. Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service, certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the Parties at the addresses and facsimile numbers indicated below.

If to Schering:	Schering-Plough Consumer HealthCare 556 Morris Avenue — Building S4 Summit, NJ 07901-1330 Attention: Nancy Miller-Rich, Vice President, Business Development Facsimile No.: 908-473-1885

Copy to:	Schering Corporation 2000 Galloping Hill Road Kenilworth, New Jersey 07033-0530 Attention: Assistant General Counsel, Business Development and Global Licensing Facsimile No.: 908-298-5310

If to Santarus:	Santarus, Inc. 10590 West Ocean Air Drive, Suite 200 San Diego, California 92130 Attention: Gerald T. Proehl, President and CEO Facsimile No.: 858-314-5701

Copy to:	Santarus, Inc. 10590 West Ocean Air Drive, Suite 200 San Diego, California 92130 Attention: Legal Affairs Department Facsimile No.: 858-314-5702
     Any such notice shall be deemed to have been received on the date actually received. Either Party may change its address or its facsimile number by giving the other Party written notice, delivered in accordance with this Section.
     11.6 Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to its subject matter and supersedes all previous Agreements, whether written or oral. Confidential Information exchanged by the Parties pursuant to the Mutual Confidentiality Agreement dated November 29, 2005 between Schering and Santarus shall be deemed Confidential Information pursuant to this Agreement and subject to the obligations of non-use and non-disclosure set forth herein. This Agreement shall not be changed or modified orally, but only by an instrument in writing signed by both Parties.
     11.7 Attorneys Fees. In any action on or concerning this Agreement, including without limitation arbitration under Section 11.3.3, [***].
     11.8 Patent Marking. Schering and its Affiliates and Sublicensees shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in

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accordance with the applicable patent marking laws of the country in which such Licensed Product is sold.
     11.9 Waiver. No waiver by any Party of any default, misrepresentation, or breach hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or failure on the part of any Party in exercising any rights under this Agreement or enforcing any waiver as to a particular default or other matter shall impair any such right or be construed so as to constitute a waiver of such Party’s rights to the future enforcement of such rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter.
     11.10 Independent Relationship. Nothing in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their respective Affiliates, agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
     11.11 Third-Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any person or entity that is not a Party to this Agreement.
     11.12 HSR Act. The Parties shall each, as promptly as practicable after signature of this Agreement, file or cause to be filed with the U.S. Federal Trade Commission any notifications required to be filed under the HSR Act regarding the transactions contemplated hereby. From and after the date of execution of this Agreement, the Parties shall use commercially reasonable efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting period under the HSR Act to terminate or expire at the earliest possible date after the date of filing. If the waiting period under the HSR Act has not expired or terminated within ninety (90) days after the date of execution of this Agreement, then either Party may thereafter terminate this Agreement upon written notice to the other, provided that such notice is given while such waiting period remains unexpired and not terminated. Each Party will use its commercially reasonable efforts to ensure that its representations and warranties set forth in this Agreement remain true and correct at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date and will promptly notify the other Party of any events occurring prior to the Effective Date that affect its obligations hereunder.
     11.13 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against any Party
     11.14 Headings. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations.
     11.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one agreement.
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     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date last set forth below.

SCHERING-PLOUGH HEALTHCARE PRODUCTS, INC.		SANTARUS, INC.

By:	/s/ Raul E. Kohan	By:	/s/ Gerald T. Proehl

Name:	Raul E. Kohan	Name:	Gerald T. Proehl

Title:	Group Head, Global Specialty Operations	Title:	President and CEO

Date:	October 17, 2006	Date:	October 17, 2006

EXHIBIT A
POTENTIAL PRODUCT MARKS

Potential Product Marks:	Domain Names:
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EXHIBIT B
SANTARUS PATENTS

Title	Country	Application Number	Status	Ownership
Novel Substituted Benzimidazole Dosage Forms and Method of Using Same	US	08/680,376	USPN 5,840,737	Licensed from Univ. Missouri
Substituted Benzimidazole Dosage Forms and Method of Using Same	US	09/481,207	USPN 6,489,346	Licensed from Univ. Missouri
Substituted Benzimidazole Dosage Forms and Method of Using Same	US	10/260,132	USPN 6,780,882	Licensed from Univ. Missouri
Substituted Benzimidazole Dosage Forms and Method of Using Same	US	09/901,942	USPN 6,645,988	Licensed from Univ. Missouri
Substituted Benzimidazole Dosage Forms and Method of Using Same	US	10/054,350	USPN 6,699,885	Licensed from Univ. Missouri
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Title	Country	Application Number	Status	Ownership
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EXHIBIT C
INITIAL COMMITTEE REPRESENTATIVES AND ALLIANCE COORDINATORS
The following are each Party’s initial representatives on the Joint Steering Committee:

Santarus Representatives	Schering Representatives
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The following are each Party’s initial representatives on the Development Subcommittee:

Santarus Representative	Schering Representative
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The following are each Party’s initial representatives on the Marketing Subcommittee:

Santarus Representative	Schering Representative
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The following are each Party’s initial Alliance Coordinators:

Santarus Alliance Coordinator	Schering Alliance Coordinator
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EXHIBIT D
TYPICAL SP MARKETING PLAN TABLE OF CONTENTS
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EXHIBIT E
PLANNED SP DEVELOPMENT PLAN OUTLINE FOR OTC DEVELOPMENT OF ZEGERID ®
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***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.